As filed with the Securities and Exchange Commission on November 1, 2005 _

Registration No. _________

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-1
Registration Statement
Under The Securities Act of 1933

HYPERDYNAMICS CORPORATION
(Exact name of small business issuer in its charter)

Delaware	1311	87-0400335
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial code)	(I.R.S. Employer Identification Number)

HYPERDYNAMICS CORPORATION
9700 Bissonnet, Suite 1700
Houston, Texas 77036
voice: (713) 353-9400        fax: (713) 353-9421
(Address and telephone number of principal executive offices and principal place of business)

Kent Watts, CEO and President
9700 Bissonnet, Suite 1700
Houston, Texas 77036
voice: (713) 353-9400        fax: (713) 353-9421
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:

Joel Seidner, Esq.
1240 Blalock, Suite 250
Houston, Texas 77055
voice: (713) 461-2627 ext. 210        fax: (713) 461-2633

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $0.001 underlying warrants	500,000 shares	$1.54	$770,000.00	$91.00

Common Stock par value $0.001 underlying convertible debentures	1,500,000 shares	$1.54	$2,310,000.00	$273.00

Common Stock par value $0.001 issuable pursuant to an equity line of credit	6,400,000 shares	$1.54	$9,856,000.00	$1,164.00

TOTAL REGISTRATION FEE				$1,528.00

_________________________

(1)           The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. This fee computation is based on the closing price of the common stock on the American Stock Exchange under the stock symbol “HDY” on October 27, 2005.

                THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

FORM S-1

PART I

INFORMATION REQUIRED IN A PROSPECTUS

                WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion November 1, 2005 _

PROSPECTUS

HYPERDYNAMICS CORPORATION
9700 Bissonnet, Suite 1700
Houston, Texas 77036
voice: (713) 353-9400       fax: (713) 353-9421

8 ,400,000 Shares of Common Stock

                This prospectus relates to the sale of up to 8,400,000 shares of our common stock by the Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders. However, we may receive proceeds of up to $450,000 from the exercise of the warrants overlying some of the common stock to the extent that the warrant holders do not use the cashless method of exercising the warrants.

                Our common stock is traded on the American Stock Exchange under the trading symbol “HDY.”

                We have retained the services of US EURO Securities, Inc. to represent us in connection with the equity line of credit. US EURO Securities, Inc. is a member of the NASD.

                INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________ , 2005

Dealer Prospectus Delivery Obligation

Until ______________, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

                We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the “Commission”). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Kent Watts, Hyperdynamics Corporation, 9700 Bissonnet, Suite 1700, Houston, Texas 77036, voice: (713) 353-9400, fax: (713) 353-9421. Our Web site is www.hypd.com.

                We provide free of charge on our Web site our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable.

                We have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington , D.C. 20549.

                The Web site of the Commission is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission’s Web site may access such information by searching the EDGAR database.

PROSPECTUS SUMMARY

                We explore for and produce oil and gas. We are active in onshore exploration, drilling and production in Louisiana. We own farmout rights for approximately 16,000,000 acres offshore Guinea upon which we have conducted extensive geophysical seismic testing and geochemical testing. We are presently negotiating a direct Production Sharing Agreement (“PSA”) with Guinea for a new PSA for the same offshore acreage.

                In August 2005, we entered into a financing arrangement with Dutchess Private Equities Fund, II, LP whereby we have received the net amount of $909,025. We anticipate receiving an additional amount of approximately $500,000 upon the filing of the registration statement of which this prospectus is a part.

                We also may receive up to $20 million pursuant to an equity line of credit with Dutchess beginning shortly after the effectiveness of the registration statement and extending over 36 months. We are not obligated to request the entire $20,000,000. The actual number of shares that we may issue pursuant to the equity line of credit is not determinable as it is based on the market price of our common stock from time to time and the number of shares we desire to put to Dutchess.

The Agreements with Dutchess:

1.	Debenture Agreement.

This debenture is a convertible debenture in the face amount of $1,500,000 maturing in August 2012 with an interest rate of 10%. Dutchess may convert the debenture in whole or in part into our common stock. The conversion rate is variable and will not exceed $1.00 per share, but may be lower and is subject to a formula contained in the debenture agreement. The actual number of shares that we may issue subject to the debenture agreement is not determinable as it is based on the market price of our common stock from time to time and could exceed 1,500,000 shares of common stock. See, below Dutchess Agreement Provision.

2.	Security Agreement.

Dutchess has a security interest in our 51% working interest in two oil and gas leases that we own in Louisiana.

3.	Debenture Registration Rights Agreement.

This is a registration rights agreement whereby Dutchess has registration rights for the common stock underlying the debenture.

4.	Subscription Agreement.

This is the subscription agreement by which Dutchess purchased the debenture from us.

5.	Warrant Agreement.

We granted Dutchess a warrant to purchase up to 500,000 shares of our common stock with a cashless exercise. The warrant is immediately exercisable and expires in August 2010. The fixed exercise price is $1.00 per share. The warrant agreement contains a registration rights clause.

6.	Investment Agreement.

The nature of the investment agreement is commonly known as an equity line of credit. The maximum amount of money that we would be able to raise is $20,000,000. Over a time period of 36 months we may periodically deliver new issue shares of our common stock to Dutchess which then delivers cash to us based on a fluctuating price per share. We are not obligated to request the entire $20,000,000. The actual number of shares that we may issue subject to the investment agreement is not determinable as it is based on the market price of our common stock from time to time. Pursuant to the equity line of credit, Dutchess may purchase the common stock from us at a price of 95% of the lowest closing bid during the period of 5 trading days commencing on the day that Dutchess receives a fax request from us if the fax is received by Dutchess before 9 AM EST, or, beginning with the trading day after Dutchess receives the funding request if the request is delivered otherwise. No request for funding may be deemed delivered if received by Dutchess on a day that is not a trading day. The amount of draw down from the equity line of credit that we may request from Dutchess is, at our election, either: (i) 200% of the average daily U.S. market volume of our common stock for the 20 trading days prior to the request, multiplied by the average of the 3 daily closing bid prices immediately preceding our request, or (ii) $500,000.

We are not entitled to request a draw down of the equity line of credit unless each of the following conditions are satisfied:

(i)	a registration statement is and remains effective for the resale of securities in connection with the equity line of credit;

(ii)	at all times during the period between our request for a draw down and its subsequent funding, our common stock is listed on its principal market and shall not have been suspended from trading thereon for a period of 2 consecutive trading days through August 12, 2008 (the “Open Period”);

(iii)	we have complied with our obligations and are otherwise not in breach or default of any agreement related to the equity line of credit;

(iv)	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of securities in connection with the equity line of credit;

(v)	the issuance of the securities in connection with the equity line of credit will not violate any shareholder approval requirements of the principal market;

If any of the events described in clauses (i) through (v) above occurs after we make a draw down request then Dutchess shall have no obligation to fund that draw down. The equity line of credit terminates when Dutchess has purchased an aggregate of $20,000,000 of our common stock, or, on August 12, 2008. The equity line of credit shall be suspended and shall remain suspended until such event is rectified, upon the event of,: (x) the trading of our common stock is suspended by the SEC, the principal market or the NASD for a period of 2 consecutive trading days during the Open Period; or, (y) our common stock ceases to be registered under the 1934 Act or listed or traded on the principal market.

7.	Equity Line of Credit Registration Rights Agreement.

This is a registration rights agreement whereby Dutchess has registration rights for the common stock underlying the equity line of credit.

8.	Irrevocable Transfer Agent Instructions.

Pursuant to the agreements, we were required to deliver irrevocable instructions to our transfer agent in connection with shares issuable pursuant to the debenture agreement and the warrant agreement establishing the procedure by which Dutchess notifies the transfer agent of desired new issuances of common stock.

9.	Global Amendment.

The global amendment further clarifies that we are not obligated to register more than 8,400,000 shares of common stock for all shares issuable under the agreements unless we have obtained shareholder approval.

                    Dutchess Agreement Provision. Since we did not file the Form S-1 by October 14, 2005, we must pay Dutchess the sum of two percent (2%) of the Face Amount of the Debentures for each thirty (30) calendar day period, pro rata, compounded daily, following the Filing Deadline until the Registration Statement is filed. In addition, for each thirty (30) calendar day period the Registration Statement goes without filing, the Conversion Price of the Debentures will decrease by ten percent (10%) and the conversion price is now $0.90 per share.

                Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or operate at a profit. Our functional currency is the U.S. dollar.

                Our stock is traded on the American Stock Exchange under the symbol “HDY.” Our Web site is www.hypd.com.

                In this prospectus, we refer to ourselves and our subsidiaries as “Hyperdynamics,” “HDY, “We,” Us,” “Our” and the “Company.”

                Our executive offices are located at Hyperdynamics Corporation, 9700 Bissonnet, Suite 1700, Houston, Texas 77036, voice: (713) 353-9400, fax: (713) 353-9421.

                The number of shares subject to registration is based on the American Stock Exchange rules for maximum amount of shares that we can register without stockholder approval.

                You should be aware that there is an inverse relationship between our stock price and the number of shares we may be required to issue pursuant to the equity line of credit we have with Dutchess.

                You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued pursuant to the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. However, at this time we are registering a limited number of shares to comply with the American Stock Exchange rules for maximum amount of shares that we can register without stockholder approval. We are not required to draw down or use the full amount available of the equity line of credit.

                Examples of share issuances under the equity line of credit:

Purchase Price:	(1)	$2.00	$1.00	$0.80	$0.50
Shares Purchased:	(2)	10,000,000	20,000,000	25,000,000	40,000,000

__________________________________

(1)	Represents recent market prices or lower than recent market prices that may apply to the equity line of credit.

(2)	Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $20 million in gross proceeds from the equity line of credit.

THE OFFERING

Outstanding Common Stock Before This Offering	42,239,294 shares (as of October 19, 2005).

Common Stock Offered	Up to 8,400,000 shares of common stock underlying the equity line credit, convertible debenture and the warrants to be issued to Selling Stockholders.

Outstanding Common Stock After This Offering	50,639,294 shares (if all offered shares are sold),

Offering Price	Determined at the time of sale by the Selling Stockholders.

Proceeds	We will not receive any proceeds from the sale of the common stock offered by the Selling Stockholders that may be sold pursuant to this prospectus. We may, however, receive proceeds of approximately $450,000 upon the exercise of warrants, and $20,000,000 if we draw down the full amount of the equity line of credit. We will receive an additional $500,000 upon the filing of this registration statement in connection with the terms of the debenture.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

RISK FACTORS

                You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risks about the Oil and Gas Industry

OIL AND GAS PRICES ARE VOLATILE.

                Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future could have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

-	the domestic and foreign supplies of oil;

-	the level of consumer product demand;

-	weather conditions;

-	political conditions in oil producing regions, including the Middle East;

-	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

-	the price of foreign imports;

-	actions of governmental authorities;

-	domestic and foreign governmental regulations;

-	the price, availability and acceptance of alternative fuels;

-	overall economic conditions.

                These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

INVESTMENT IN THE OIL AND GAS BUSINESS IS RISKY.

                Oil and gas exploration and development are inherently speculative activities. There is no certain method to determine whether or not a given lease will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a lease may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

THERE ARE DRILLING AND OPERATIONAL HAZARDS.

                The oil and gas business involves a variety of operating risks, including:

                -               blowouts, cratering and explosions;

                -               mechanical and equipment problems;

                -               uncontrolled flows of oil and gas or well fluids;

                -               fires;

                -               marine hazards with respect to offshore operations;

                -               formations with abnormal pressures;

                -               pollution and other environmental risks;

                -               natural disasters.

                Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have an adverse effect on our financial position and results of operations.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS.

                Oil and gas operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have an adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

                Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

                Our operations are subject to numerous stringent and complex laws and regulations at the Federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

                The Oil Pollution Act of 1990 and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a Federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

                The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the “Superfund” law, and analogous state laws impose joint and several liability on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

                State and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Risks About Our Business

GEOPOLITICAL INSTABILITY.

                We conduct business in Guinea, which is in a region of the world where there have been recent civil wars, revolutionary wars, and internecine conflicts. Although Guinea is a peaceful nation, external or internal political forces could potentially create a political or military climate that might cause a change in political leadership or the outbreak of hostilities. Such a change could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the PSA.

GEOPOLITICAL POLITICS.

                We could lose the Guinea acreage. We are presently operating under a farmout from a PSA through USOil Corporation (“USOil”). However, in the recent past USOil told us that the PSA had been terminated by the “proper authority.” Subsequently the government of Guinea told us that the termination did not come from the proper authority. If the PSA is determined to have been lawfully terminated or if we are unable to negotiate a new PSA with the government, we will lose the Guinea acreage. That outcome would mean that we would not be able to drill for oil and gas in Guinea.

WE MAY HAVE WRITE DOWNS OF OUR ASSETS DUE TO PRICE VOLATILITY.

                SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

                We do not have any reserve reports. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data and the precision of engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD ADVERSELY IMPACT US.

                Drilling activity offshore Guinea will require that we have access to an offshore drilling rig. Either unavailability, shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our Guinea operations. There can be no assurance that we will be able to obtain the necessary equipment or that services will be available at economical prices.

FAILURE TO FIND OIL AND GAS.

                We may not be able to find oil and gas in commercial quantities, and if not, our future revenue potential would be substantially reduced.

WE MAY BE UNABLE TO ACQUIRE OIL AND GAS LEASES.

                To engage in oil and gas exploration, we must first acquire rights to conduct exploration and recovery activities on identified prospects. We may not be successful in acquiring farmouts, permits, lease options, leases or other rights to explore for or recover oil and gas. Other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we or our subsidiaries are unsuccessful in acquiring these leases, permits, options and other interests, our prospect inventory for exploration and drilling could be significantly reduced, and our business, results of operations and financial condition could be substantially harmed.

EXPANSION OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

                We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders’ interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

                Additional capital could be obtained from a combination of funding sources, many of which could have an adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

-	cash flow from operating activities, which is sensitive to prices we receive for oil and natural gas and the success of current and future operations;

-	borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

-	debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

-	additional offerings of equity securities, which would cause dilution of our common stock;

-	sales of prospects generated by the exploration program, which would reduce future revenues from that program;

-	additional sales of interests in our projects, which could reduce future revenues.

                Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have an adverse effect on our business, results of operations and financial condition.

WE HAVE COMPETITION FROM OTHER COMPANIES.

                A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by Federal and state regulatory agencies.

WE DEPEND ON INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

                We are and will continue to be dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisition (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE RELY ON THIRD PARTIES FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

                The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could adversely affect our financial condition. In addition, Federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

OUR APPROACH TO TITLE ASSURANCE COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

                We intend to purchase oil and gas interests and leases from third parties or directly from the mineral fee owners as the inventory upon which we will perform our exploration activities. The existence of a title deficiency can render a lease worthless and can result in a large expense to us. Title insurance covering the mineral leaseholds is not generally available and in all instances, we forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled. We rely upon the judgment of oil and gas lease brokers or experienced landmen who perform the field work in examining records in the appropriate governmental office before attempting to acquire or place under lease a specific mineral interest. This is customary practice in the oil and gas industry. However, if there is a defect in title, the amount that we paid for such oil and gas leases or interests is generally lost. If the defective lease covers acreage which is critical to the success of a particular project, the loss could have an adverse effect by making the target area potentially undrillable.

RISKS RELATED TO OUR FINANCIAL OPERATIONS

WE HAVE A HISTORY OF LOSSES.

                We have experienced substantial operating losses. We expect to incur significant operating losses until sales increase. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES.

                We have a substantial accumulated deficit. We may not be able to meet our debts as they become due. If we are unable to generate sufficient cash flow or obtain funds to pay debt, we will be in default.

WE MAY EXPERIENCE POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS.

                Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to attract new independent professionals with prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

                Our financial statements reflect recurring, ongoing and substantial yearly net losses, and negative cash flows from operations. These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital by selling common stock, issuing convertible debentures and we anticipate using the equity line of credit which will also require us to issue common stock. However, future financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS.

                We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds.

RISKS ABOUT OUR SECURITIES

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

                We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REMOVAL OF THE LEGEND ON A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, OR THE EXERCISE OF OPTIONS AND WARRANTS.

                As of October 19, 2005, approximately 14,706,085 shares of our common stock were eligible to be sold pursuant Rule 144 of the Securities Act of 1933, as amended. We have outstanding 6,611,903 warrants (excluding warrants issued to Dutchess). If these are exercised, the underlying shares will ultimately become subject to resale pursuant to Rule 144. We do not know when or if these options will be exercised. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE SALE OF THE SHARES IN THIS OFFERING.

                The registration of up to 8,400,000 shares pursuant to this registration statement will also increase the number of common shares which could be sold in the public market. The availability of public trading for such a large number of shares may have an adverse effect on the trading prices of our common stock. No prediction can be made as to the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have an adverse effect on prevailing market prices for the common stock.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK; THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

                As of October 19, 2005, our Directors and Executive Officers and their respective affiliates collectively and beneficially owned approximately 40.6% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and Executive Officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

IF WE ISSUE SECURITIES PURSUANT TO THE EQUITY LINE OF CREDIT, THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

                The sale of shares pursuant to equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise draw down on the equity line of credit, the more shares we will have to issue to Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL EFFECTIVELY PAY LESS THAN THE THEN PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

                As we draw down the equity line of credit and as the common stock to be issued under our agreements with Dutchess is issued to Dutchess, such common stock will be purchased at or less than the then market price. At such times, Dutchess will have a financial incentive to sell our common stock immediately upon receiving the shares. When Dutchess sells shares of our common stock, the price of our stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. Such sales of common stock by Dutchess could cause the market price of our common stock to decline.

OUR STOCK PRICE IS HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

-	general economic conditions changes in interest rates;

-	conditions or trends in the oil and gas business;

-	fluctuations in the stock market in general and market prices for oil and gas companies in particular;

-	quarterly variations in our operating results;

-	new products, services, innovations, and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

-	changes in environmental regulation;

-	changes in our capital structure, including issuance of additional debt or equity to the public;

-	additions or departures of our key personnel;

-	corporate restructurings, including layoffs or closures of facilities;

-	certain analyst reports, news and speculation.

                Any of these events may cause our stock price to rise or fall and may adversely affect our business and financing opportunities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

                We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

                A total of 8,400,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

                The Selling Stockholders may offer and sell their shares at prices and times determined by them. The timing of sales and the prices at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock. If the Selling Stockholders offer or sell their shares at less than the then prevailing market price, our stock price may decline.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

                We have never paid, and do not intend to pay, any cash dividends on our common Stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

RISKS RELATED TO OUR CORPORATE GOVERNANCE

OUR DIRECTORS AND OFFICERS HAVE RIGHTS TO INDEMNIFICATION.

                We will indemnify our Directors and Officers. This may discourage claimants from making claims against the Directors and Officers even if the claims have merit.

                The Delaware General Corporation Law provides for indemnification as follows:

§ 145. Indemnification of officers, Directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION ABOUT
FORWARD-LOOKING STATEMENTS

                Some of the statements contained in this prospectus, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” and other words of similar import, are “forward-looking statements.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

SELECTED FINANCIAL DATA

SELECTED ANNUAL FINANCIAL DATA

	2005	2004	2003	2002	2001

Revenues	172,699	38,344	468,022	355,628	426,601

Total Revenues	172,699	38,344	468,022	355,628	426,601

Loss of Operations	(4,899,905)	(3,116,914)	(2,414,700)	(3,003,236)	(2,832,115)

NET LOSS CHARGEABLE TO COMMON SHAREHOLDERS	(5,344,570)	(3,677,822)	(2,645,316)	(3,180,866)	(2,911,971)

Basic and Diluted loss per common share	(0.13)	(0.12)	(0.12)	(0.18)	(0.21)
Weighted average shares outstanding	41,646,844	31,938,926	22,580,526	17,426,561	13,655,960

Working Capital (deficit)	(1,413,762)	1,624,848	(1,266,584)	(723,960)	(1,083,108)
Capital Expenditure (deficit)	(2,889,993)	2,973,424	147,002	(5,250)	(999,170)
Long Term Debt	134,696	725,604	255,793	183,345	81,292
Stockholders’ Equity	3,145,449	4,660,190	(317,101)	367,388	84,737
Total Assets	5,209,322	7,282,662	1,480,294	1,424,966	1,568,939

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

	Quarter Ended
2005	September 30	December 31	March 31	June 30	Total
Revenue	$66,156	$54,535	$28,002	$24,006	$172,699
Gross profit (loss)	(129,429)	(166,058)	(238,025)	(642,318)	(1,175,830)
Loss from operations	(965,774)	(1,251,722)	(1,064,726)	(1,617,683)	(4,899,905)
Net loss	(1,019,675)	(1,530,445)	(1,111,441)	(1,683,009)	(5,216,125)
Basic and diluted loss per common share	(0.03)	(0.04)	(0.03)	(0.04)	(0.13)

	Quarter Ended
2004	September 30	December 31	March 31	June 30	Total
Revenue	$—	$24,027	$—	$14,317	$38,344
Gross profit (loss)	—	(25,687)	(42,522)	(100,647)	(168,856)
Loss from operations	(368,147)	(321,097)	(1,371,276)	(1,056,394)	(3,116,914)
Net loss	(453,845)	(694,245)	(1,475,699)	(1,054,032)	(3,491,043)
Basic and diluted loss per common share	(0.02)	(0.02)	(0.05)	(0.04)	(0.12)

SUPPLEMENTARY FINANCIAL INFORMATION

Supplemental Oil and Gas Information (Unaudited)

Capitalized Costs

                Capitalized costs incurred in property acquisition, exploration, and development activities as of June 30, 2005 are as follows:

Total capitalized – unproved properties	$4,072,503
Less accumulated depletion	-0-
Net capitalized costs	$4,072,503

                Costs incurred in oil and gas producing activities for the years ended June 30, 2005 and 2004 are as follows:

	2005	2004
Property acquisition costs
Proved	$69,259	-0-
Unproved	13,329	-0-
Exploration costs	931,711	-0-
Development costs	607,175	-0-

                Results of operations for oil and gas producing activities for the years ended June 30, 2005 and 2004 are as follows:

	2005	2004
Oil and gas sales	$52,008	-0-
Production costs	271,337	-0-
Exploration costs	-0-	-0-
Depreciation, depletion and amortization	-0-	-0-
Gain on sale of oil and gas properties	-0-	-0-

Results of operations for oil and gas producing activities	(220,264)	-0-

NO OIL AND GAS RESERVE DATA

                We sold approximately 1,000 barrels of oil during fiscal 2005. We did not sell any gas in fiscal 2005. We do not have a report from an independent petroleum engineer. We have not made any internal estimates of proved developed and undeveloped reserves. The determination of oil and gas reserve quantities involves numerous estimates which are highly complex and interpretive. Such estimates are subject to continuing reevaluation. Reserve quantities may change as additional information becomes available. We expect to have a report from an independent petroleum engineer completed during 2006.

USE OF PROCEEDS

                We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders except for proceeds from Duchess’s sale of stock in connection with our equity line of credit with Dutchess.

                We may receive cash proceeds from the exercise of the warrants overlying some of the common stock to the extent that the warrant holder does not use the cashless method of exercising the warrants. If all the warrants overlying the common stock in this offering are exercised by cash payment, we will receive proceeds of $450,000. We will use such proceeds for general corporate purposes and working capital in connection with our oil and gas operations.

                We may receive up to the gross amount of $20,000,000 if we draw down on the entire equity line of credit. To the extent that we draw down the equity line of credit we will use such funds for general corporate purposes and working capital in connection with our oil and gas operations. At this time we do not know how much of the equity line of credit we will use.

                We may use some of the funds from draw downs of the equity line of credit to repay the debenture. The debenture is a convertible debenture in the face amount of $1,500,000 maturing in August 2012 with an interest rate of 10%. We used the proceeds of the debenture for general corporate purposes and working capital in connection with our oil and gas operations.

Examples of the Use of Proceeds:

	Warrant Exercises of:		Draw Down of Equity Line of Credit of:

Use	250,000 Warrants	500,000 Warrants	$10,000,000 Draw Down	$20,000,000 Draw Down

General corporate purposes and working capital in connection with our oil and gas operations	$225,000	$450,000	$10,000,000	$20,000,000

DESCRIPTION OF BUSINESS

Descriptors.

HDY	“Hyperdynamics Corporation” is the company listed on the American Stock Exchange.

HYDR	“HYD Resources” is the name of a business segment of HDY that is composed of our oil and gas operations in Louisiana.

HYD	“HYD Resources Corporation” owns drilling rigs, a workover rig and drilling equipment. HYD is in our HYDR business segment. We own HYD.

TPC	“Trendsetter Production Company” is an authorized oil and gas operator in Louisiana. TPC is in our HYDR business segment. We own TPC.

SCS	“SCS Corporation” is engaged in oil and gas exploration activities located offshore Guinea, West Africa. We own SCS. SCS is also the name of a business segment of HDY that is composed of our oil and gas exploration activity in Guinea.

SCSG	“SCS Guinea SARL” is a Guinea limited liability company located in Conakry, Guinea. We own 51% of SCSG, which was formed to manage the business associated with SCS’s farmed out 2002 Oil and Gas Production and Sharing Agreement with the government of the Republic of Guinea.

Introduction.

                Hyperdynamics Corporation (“Hyperdynamics”) is a Delaware corporation founded in 1996.  At inception we were a value added reseller of computer hardware and software. Our business plan was to develop into a complete service provider of integrated information technology services. During the fiscal year ended June 30, 2001, we began to offer our Integrated Technology Service Provider (ITSP) product, a bundled service offering for clients who wished to outsource their information technology department in addition to receiving Internet service. We discontinued this integrated service beginning in fiscal year 2002, about a year after acquiring our subsidiary, SCS Corporation (“SCS”). When we acquired SCS, we decided to implement a dramatic change in our business plan. SCS quickly became our only operating subsidiary. In the summer of 2001, months after the SCS acquisition, we shifted instead to providing products and services targeted specifically to the oil and gas industry such as seismic data management services, customized geological workstations, and data transcription services. Additionally, SCS’s management had years of experience which included both oil and gas exploration and the provision of seismic data management services to the oil and gas industry. In early 2002, SCS got the opportunity to become involved in an exploration project offshore the Republic of Guinea, West Africa (“Guinea”). Additionally in late fiscal 2004, we began exploration and production activities in Louisiana, USA through our reportable operating segment HYD Resources (“HYDR”).

                While working to rectify the problems with the Guinea exploration project, we focused more heavily on our Louisiana operations. In April 2004, we started a new subsidiary, HYD Resources Corporation (“HYD”) which owns drilling rigs, a workover rig and drilling equipment. We drill oil wells in proven areas within the United States. Thus far all of our drilling activity has occurred in Louisiana. Our primary goal for HYDR is to cost effectively generate domestic production revenues.

                We continue to use our seismic data management or NuData (sm) services in house. In fiscal 2005, we copied all the vintage data of the Republic of Guinea from nine track data tapes to DVD. Thus, this software continues to meet our inhouse data management requirements. Our seismic data management capabilities facilitate the further analysis and use of the data acquired pursuant to the needs of our exploration work programs.

Current Focus and Direction of Business Plan.

                Our current business focuses are offshore oil and gas exploration and exploitation in Guinea and onshore production in Louisiana.

                Production and Sharing Agreement for Exploration Territory Offshore The Republic of Guinea. In early 2002, SCS management, in association with USOil Corporation of Houston, Texas (“USOil”) began to evaluate the viability of USOil’s oil and gas concession off the coast of The Republic of Guinea, West Africa (“Guinea”). After SCS’s review of older seismic data collected from that concession, we decided that the concession provided a good business opportunity. Thus, we negotiated an agreement with USOil to revitalize the then dormant 1995 Production and Sharing Agreement that USOil still had in effect with Guinea. We proposed to perform a regional seismic data acquisition across the concession using modern digital technology. USOil agreed to the proposal and the Government of Guinea was amenable to our proposal and issued permits. SCS proceeded in 2002 to acquire one thousand kilometers of regional two dimensional (“2D”) seismic lines. In December 2002 USOil negotiated a new Production and Sharing Agreement (“2002 PSA”) with Guinea. USOil farmed out 100% of the rights and obligations of this agreement to SCS. This 2002 PSA gives rights for exploration and production across the concession of approximately sixteen million (16,000,000) acres. In November 2003, SCS acquired another four thousand kilometers of 2D seismic. We performed our exploration work in Africa under Guinea’s Hydrocarbon Development Program, which was instituted by President Lansana Conte. During fiscal 2004 we accomplished critical exploration work: a 4000 kilometer 2D seismic data shoot, the processing of the seismic data acquired, and the evaluation of that data and data that had been acquired in the past.

                Until SCS began the exploration program, the geological information relating to offshore Guinea was scant. The first exploration activity in our concession area occurred in the 1970s. The technology available for data acquisition and processing at that time did not reveal geological information with great precision. The area was not considered as attractive as other areas which more clearly evidenced hydrocarbon systems using contemporaneous technology and which were easier to explore and develop. Accordingly, very little additional exploration work occurred on the concession until we began our work in 2002. The general economic environment has changed dramatically since the 1970s. Today, oil is more scarce and the price of oil is the highest it has ever been. Because of this economic fact, exploration and development is occurring in certain areas around the world that were previously not explored because the cost was perceived to exceed the potential benefits. As we now know, offshore Guinea was viewed as an area such as this for many years based on old geological and geophysical data. We conducted our surveys using modern technology which more accurately depicts the geological character of the area. The geological work that we and our vendors have performed supports our plan to begin drilling exploration wells.

                The regional 2D seismic acquired in 2002 included about 1,000 kilometers of new data, which we reevaluated during fiscal year 2004. We used the information garnered from this regional data shoot to design a more detailed 2D coverage of a 4,000 kilometer grid and we acquired the additional data. During the second, third, and fourth quarters of 2004, we completed the processing and interpretation of this additional 4,000 kilometers of seismic data. This fulfilled our work obligation under the initial exploration phase of the 2002 PSA.

                The additional interpretation and analysis of this 2003 data in early 2004 kept us in full compliance with our required work under the 2002 PSA and began our strategy to exceed minimum requirements in support of our commitment to a hydrocarbon discovery. We continued our analyses with new and better methods into late fiscal 2005. This work is continually providing us with growing evidence in the form of documented direct hydrocarbon indicators.

                In fiscal 2004, after completion of the initial processing and reprocessing of our newly acquired 4,000 kilometers of digital 2D data, we were able to determine, through intense detailed analysis and mapping procedures, the existence of direct hydrocarbon indicators, including many noted gas seeps sourcing from the ocean floor in our coverage area. Based on this and the other geological and geophysical analysis, we contracted TDI-Brooks International (“TDI”) to perform an extensive geochemical analysis. In early August 2004, we obtained a permit from the government of Guinea and the geochemical work program began offshore Guinea on August 17, 2004. A total of 57 core samples were acquired and delivered back to TDI’s laboratory at College Station, Texas and an analysis was completed on August 30, 2004. The results of the coring program in early fiscal 2005 added additional evidence supporting our plan to drill our first exploration wells.

                In addition to the geochemical analysis, we had originally planned to implement a three dimensional (“3D”) survey in early 2004. We decided to defer the 3D survey because we desired to first perform further analysis of our data in order to design a more efficient program which would concentrate our efforts on the most prospective areas in the concession. We contracted with internationally known Petroleum Geo-Services (“PGS”) to perform a third party detailed and comprehensive analysis and interpretation of all our seismic data. PGS’s team of professionals began an estimated 12 week process on July 13, 2004. They presented their preliminary report to us on August 19, 2004 revealing significant corroborating evidence of hydrocarbons, but most importantly it clearly expressed agreement with our view that there is a well defined working petroleum system across the concession. PGS gave us their completed report in December of 2004. This report supported our work, giving us additional corroborating evidence to go forward toward drilling. One of the main issues with regard to determining our next step was the corroborating evidence of the size of the drilling targets. This confirmed our belief that the next step should be drilling our first exploration wells as opposed to spending any more time and money on 3D seismic. Due to the size of the structures, we determined that we would gain much more by simply spending the money to drill. In January 2005, we began looking at ways to put together drilling operations. Additionally, we stepped up our communications and negotiations with potential oil company working interest partners and drilling companies, and we began work to contract drilling platforms to use to drill our exploration wells. We refined their work during the months of January through May 2005 and diligently focused in on four targets from shallow to medium depth water. We also developed a multi channel strategy to drill more wells faster. The first channel is to partner with oil companies on a working interest basis. The second is to raise significant private funds and to contract directly with a drilling company and drilling platform vendors ourselves. The third strategy was to contract with turn key offshore drilling companies whereby we would direct the drilling operations of the contractor.

                Our top corporate priority revolved around discovering commercially viable hydrocarbons offshore Guinea since December of 2002. We made progress toward this goal until June 27, 2005, when we sent a request for a drilling permit to Guinea, through USOil. The request was to obtain a permit to drill as many as four exploration wells offshore Guinea. We expected to receive the drilling permit quickly as a hydrocarbon development program was always reportedly the top priority and of the utmost importance to the country of Guinea. We received a termination letter on the letterhead of the private office of the president, purportedly written in “Agreement with the Authority.” We had not received any prior deficiency notice when we received the letter. We began working diligently to rectify issue of our right to continue under the 2002 PSA.

                On July 12, 2005 we received a notice from USOil which purported that the 2002 PSA had been canceled. We disagreed totally with their assessment and filed suit against USOil on July 29, 2005, as disclosed in the legal proceedings section hereunder. We disclosed these events in a Form 8-K filed on July 28, 2005. We immediately began working diligently to clear up all misunderstandings with the Government of Guinea so that we could get back to the objective of beginning drilling operations offshore Guinea. On August 26, 2005, Mr. Kent Watts, President and Chief Executive Officer, hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. Mr. Kourouma, born and raised in Guinea, began working on the problem on August 22, 2005 to get us back into a position to begin our Guinea drilling program.

                He traveled to Conakry, Guinea in early September 2005 and sought a resolution of the outstanding issues precluding SCS from pursuing an exploratory drilling program. Through Mr. Kourouma’s many meetings and contacts with business and government officials, including two separate meetings with the Head of State, support for our issues was sincerely expressed and a clear path was given by the Head of State to work with the Ministre Secretaire General De La Presidence De La Republique De Guinee, Son Excelence Mr. Fode Bangoura.

                On Wednesday September 21, 2005, Mr. Kourouma called from Guinea and requested that he come to Conakry to prepare for a meeting with a top ranking government official. On Thursday, September 22, 2005, Kent Watts left for Guinea. He arrived in Conakry, Guinea at approximately 5:00 PM on Friday, September 23, 2005.

                On Tuesday, September 27, 2005, Mr. Kent Watts, CEO and Mr. Kourouma, VPGA had a private meeting with the Ministre Secretaire General De La Presidence De La Republique De Guinee, Son Excelence Mr. Fode Bangoura (hereunder referred to as the “MSG”). The meeting was held at 3:00 PM at the Presidential palace in Conakry, Guinea. Our issues pertaining to being allowed to continue our work were discussed and the Minister Secretary General was extremely understanding and gracious. First and foremost, the MSG emphatically denied that any termination letter had been generated or authorized by his office. This means that the termination letter forwarded to us by USOil and reported in our Form 8-K was a fake and not valid.

                After some additional interpretive dialogue, Mr. Watts and Mr. Kourouma asked the Secretary General, “what could we report as a summary outcome of our meeting together.” Mr. Kourouma reported to Mr. Watts the following substantive interpretation of the Secretary General’s response.

                “The Secretary General Son Excelence Mr. Fode Bangoura told us that he was pleased to discuss our issues with us and that he was very encouraged and believed that we were the right company for the work. He then said that he will begin by reviewing everything in detail tonight. Then, he will discuss the information with the minister committee and a proposal from the President will be submitted to the National Assembly for approval. Once the proposal is approved, the National Assembly will issue a legal approval (projet de lois). Then he said that he will inform us of the approval and at that time he will perform all steps necessary to allow us to continue our work.”

                With this new development and pending the outcome, Hyperdynamics Corporation has significant reason to believe an amicable solution is inevitable in the very near future.

Seismic Data Management Services.

                On August 27, 2004 we entered into a contract with Texas Geophysical Company (“TGC”) relating to its data from Northern Alaska covering an offshore area of the Alaska National Wildlife Refuge (“ANWR”). Under this contract, SCS became the sales agent and seismic data management provider for TGC’s ANWR data. The State of Alaska recently opened this area for block bids for offshore oil and gas exploration and exploitation and TGC has the rights to the only 2D seismic data known to cover this area. Should oil companies license this data, SCS will perform the data processing and will earn associated service revenues and a percentage of the license fees.

Development of SCS NuData(TM) Management System.

                On September 13, 2002, we acquired the copyrights and all rights to the source code of the ONYX and ONYXII related conversion and transcription software. The software is instrumental in providing the technical capabilities to handle virtually any type of tape transcription and data conversion service. The ONYX software establishes a major competitive advantage for us as a primary component for our SCS NuData Management System. The ONYX software has been developed over the last five years and we are in the process of completing the latest version of the software to take full advantage of Microsoft’s 32 bit Operating Systems such as Windows 2000, Windows XP and future 64 bit operating systems as technology advances. As the primary cornerstone of our NuData Management System, ONYX facilitates over 120 different tape formats including such common formats like SEG A, B, C, or D, Western Code 4.2 and 1, Geocore 4, and Tempest, to name a few. These formats are converted to the more standard SEG-Y format and then consolidated to DVD. Features of the NuData Management System in addition to the ONYX based conversion capabilities include:

-	A custom and unique tape tracking system tightly monitoring and managing the transcription process and database to organize and keep track of all the data associated with a particular line or area of seismic data. Bundled services to scan well logs, maps and other related information to PDF format and consolidate such related data on the same disk or DVD as the converted seismic data.

-	Strong quality assurance procedures. Data sets are catalogued in the NuData database and then compared to client’s database and reconciled to NuData database.

-	Once consolidated on DVD, there are many different data management and backup solutions available, for example, online virtual private network (VPN) access established privately or high speed transmission from Hyperdynamics transcription facility to remote sites across high bandwidth capacity connection.

-	While we maintain the ability to service third party companies, the primary benefit of our NuData capability is to make our exploration activities significantly more efficient.

                When coupled with our extensive industry experience, the NuData Management System allows us to consolidate our seismic data in ways that save substantial amounts in future data maintenance expenses. We can dramatically enhance our accessibility and utility of our seismic data thereby enhancing our ability to find new oil and gas reserves faster and at a lower cost. In summary, the NuData Management System makes the data we manage more secure, accessible, manageable, and portable all while saving us significant time and money.

Domestic Oil Field Service and Production.

                On April 23, 2004, we acquired our new subsidiary, HYD Resources Corporation is a Texas corporation and is our second operating subsidiary wit corporate offices located at our home office in Houston and one field office located in La Salle Parish in Louisiana. When acquired, HYD Resources Corporation had approximately $375,000 worth of assets, the bulk of which was oil field equipment. At the time of acquisition, HYD Resources Corporation also had no prior history of operations. HYD Resources Corporation president, Mr. Sam Spears, a long time oil industry operator, made some strategic purchases of additional equipment in early fiscal 2005 and we then renovated two drilling rigs and one work over rig that are all in operation today. HYD Resources Corporation drills oil wells in proven areas within the United States. Thus far, all of our drilling activity is in Louisiana.

                In January 2005, Hyperdynamics acquired an inactive company from the former owners of HYD Resources Corporation named Trendsetter Production Company (“TPC”). TPC is an authorized operator in the state of Louisiana. This immediately made us an oil and gas operator.

                We evaluate the performance of these two companies as a single unit (HYD Resources Corporation and Trendsetter Production Company) through our reportable segment named HYD Resources (“HYDR”).

                One of HYDR’s activities is the acquisition and repair of key oil field equipment. We can then use this equipment to drill for our own oil and gas production, establish production facilities, and maintain our producing wells. Because of our capabilities to drill and operate, we have obtained working interest on currently 614 acres under lease. We intend to continue to acquire oil leases in known producing areas and drill these leases to increase our own production revenues. We can acquire onshore producing leases with a very low risk and cost effectively enhance the production of wells acquired by working over existing wells. Management expects our onshore operations to result in current income to cover our corporate overhead.

                Since January 2005, we have obtained or drilled 21 oil wells on three separate leases. While drilling our first lease known as the J. W. Norris lease, it was determined that significant amounts of high pressure gas existed on the lease. As each well drilled continued to hit additional gas zones, the first twelve wells were left basically shut-in and it was determined that we would need to install a gas gathering system, contract with a pipeline transmission company and then execute a contract with a company to buy our gas. This process to establish a means to sell our gas began in June 2005 and we signed a contract with Tennessee Gas on September 2, 2005. We subsequently delivered our contract to sell our gas with British Petroleum on September 15, 2005. This has enabled us to install a gas gathering system and metering equipment to begin selling our natural gas reserves. Gas sales are expected to begin in October 2005. After determining that it would take some time to get established to sell natural gas, we began drilling oil wells on the Kelly lease. The first well drilled, Kelly #1 began initially with flow rates of approximately thirty barrels per day in July 2005. This increased to approximately seventy barrels per day in early August and is expected to level out at around fifty barrels per day. We drilled Kelly # 2 which was completed at the end of August 2005. While drilling Kelly #1 and Kelly #2, we discovered new gas zones as well. Since the gas metering equipment for the Norris lease will actually be located on the Kelly lease, we believe that drilling additional gas wells to increase gas production will be much easier and faster once the gas system is completed. With at least two more sites to place producing wells on the Kelly lease, management feels that maximum production from Norris and Kelly should be reached sometime between October and November of 2005.

                During July 1 through September 26, 2005 we sold approximately 1,943 barrels of oil. At September 26, 2005, we had approximately 880 barrels of oil in the production tanks. We are looking to begin drilling on additional leases that we have. During fiscal year 2006, the domestic production goals are to nominally reach 750 barrels per day of production of oil and gas equivalent.

Employees and Independent Contractors.

                We currently have 31 full time employees and no part time employees of which 6 are a part of corporate overhead, 4 are directly associated with SCS and thus attributable to the exploration and seismic data management effort and 21 are focused on the Domestic oil field production. These 21 employees are comprised of 2 management and 19 hourly employees working on well work over, drilling, and strategic equipment renovation projects. Additionally, we use independent contractors to minimize fixed overhead. No employees are represented by a union and we believe that our labor relations are good.

Alliance Partnerships, Key Vendors and Technical Certifications.

                Hyperdynamics maintains certifications with Microsoft as a Microsoft Solution Provider and Great Plains Software as eEnterprise reseller. Our technical capabilities are more focused on vertical software development, for example, our new version of ONYX software that is the cornerstone of our NuData (sm) end-to-end seismic data services.

Oil industry related alliance partners and vendors that we have established include the following:

                Spectrum Geophysical Processing Company (“Spectrum”) provided professional data processing services for us. Spectrum is a member of a UK registered group of companies providing seismic data processing, nonexclusive surveys and electronic data management services to a wide range of international clients. Spectrum has its headquarters in Woking, England, with operational centers in Houston and Cairo. There are active joint ventures in Buenos Aires, Tripoli, Tehran and New Delhi. Seismic Data Processing operates a major processing computer hub in its Houston office using the successful combination of interactive SeisUp running on multi CPU Hewlett Packard Exemplar systems with the addition of a large PC cluster to run pre-stack time and depth migration and other CPU intensive processes. Both Spectrum’s geophysicists and Spectrum’s clients can interactively utilize this capacity via Tarantella servers and the Internet. As pioneers of seismic trace scanning and digital reconstruction, Spectrum continues to improve its Geoscan service and product with more sophisticated reconstruction algorithms and an upgraded, interactive operating environment. Spectrum also provide tape transcription and remedial/recovery services, and have successfully completed many projects involving the copying of thousands of old tapes to new high density cartridges. Nonexclusive surveys are an important part of the group’s activities. The international portfolio has recently increased with the completion of surveys offshore Oman and New Zealand. We contracted with Petroleum Geophysical Services (“PGS”) to establish a strategic alignment for further seismic acquisition and independent data interpretation services. PGS is a technologically focused oilfield service company principally involved in geophysical and floating production services. PGS provides a broad range of seismic and reservoir services, including data acquisition, processing, interpretation, and field evaluation. PGS also owns and operates four floating production, storage and offloading units (FPSOs). PGS operates on a worldwide basis with headquarters in Oslo, Norway.

                We engaged TDI-Brooks International (“TDI”) to perform geochemical core analysis of our concession.  TDI is the recognized leader in offshore surface geochemical exploration and heat flow measurement. Since 1996, TDI has collected nearly 7,000 deep water piston core sediment samples and heat flow stations for every major oil company, in areas such as the Caribbean, the Gulf of Mexico, the Mediterranean, the North Atlantic and offshore West Africa.

Competition.

                A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by Federal and state regulatory agencies.

Key Customers.

                Oil production from our Louisiana properties is purchased by one customer, Plains Marketing LLC.

Research and Development.

                We do not expend a material amount on research and development.

Cost of Compliance with Environmental Laws.

                Because we are engaged in extracting natural resources, our business is subject to various Federal, state and local provisions regarding environmental matters. Therefore, compliance with environmental laws may necessitate significant capital outlays, affect our earnings potential, and cause material changes in our current and proposed business activities. At the present time, however, the environmental laws do not materially hinder nor adversely affect our business. Capital expenditures relating to environmental control facilities have not been material to our operations since our inception. During fiscal 2005, we have done an oil well clean up. The cost of the clean up was less than $5,000. We have abided and are in compliance with the environmental law.

Recent Events.

                In October 2005, we established SCS Guinea SARL (SCSG”), a Guinea limited liability company located in Conakry, Guinea. We own 51% of SCSG, which was formed to manage the business associated with SCS’s farmed out 2002 Oil and Gas Production and Sharing Agreement with the government of the Republic of Guinea. Mr. Baba Kourouma has been elected General Manager of SCSG. Mr. Kourouma is a citizen of Guinea. Mr. Kourouma is an electrical engineer educated in Czechoslovakia. He has owned and managed a trucking business that dealt extensively with the government. He currently holds and manages the contract to manufacture the footwear for the Armed Forces of Guinea.

DESCRIPTION OF PROPERTY

Description of Oil and Gas Properties--Foreign.

                We are engaged in oil and gas operations. Beginning in November 2004, in Louisiana (onshore), we started drilling for and produced oil. During that time we also started drilling for gas, sometimes in the same borehole as for oil. As of June 30, 2005 we drilled an aggregate of nine wells in Louisiana. We reworked seven shut-in wells that were on the leases when we acquired them. We finance our Louisiana drilling and production operations from internal resources and by selling some of the working interest in oil and gas leases to investors, while retaining a portion of the working interest for ourselves. In West Africa, offshore Guinea, we are engaged in oil and gas geophysical exploration. We have not yet done any drilling off the coast of Guinea.

                In early 2002, SCS management, in association with USOil began to evaluate the viability of USOil’s oil and gas concession off the coast of Guinea. After SCS’s review of older seismic data collected from that concession, we decided that the concession provided a good business opportunity. Thus, we negotiated an agreement with USOil to revitalize the then dormant 1995 Production and Sharing Agreement that USOil still had in effect with Guinea. We proposed to perform a regional seismic data acquisition across the concession using modern digital technology. USOil agreed to the proposal and the Government of Guinea was amenable to our proposal and issued permits. SCS proceeded in 2002 to acquire one thousand kilometers of regional two dimensional (“2D”) seismic lines. In December of 2002 USOil negotiated a new Production and Sharing Agreement (“2002 PSA”) with Guinea. USOil farmed out 100% of the rights and obligations of this agreement to SCS. This 2002 PSA gives exclusive rights for exploration and production across the concession of 16 million acres.

                In November of 2003, SCS acquired another four thousand kilometers of 2D seismic. The 2003 seismic data was processed by Spectrum Energy Information and Technology. In June of 2004, we engaged Petroleum Geo Services to perform an independent evaluation of our seismic data. In August of 2004, we hired TDI Brooks to perform a seabed coring program and in November of 2004, we employed Infoterra to conduct a satellite seep study offshore Guinea. In January of 2005, we deployed PrimeView to further analyze our seismic data through a technique known as attribute analysis. The culmination of all of this effort and expense was evident when on June 27, 2005 we sent a request for a drilling permit to Guinea, through USOil Corporation. The request was to obtain a permit to drill as many as four (4) wells offshore Guinea.

                The minimum remaining term of our Guinea farmout is described as follows: If a well is not drilled by December 2, 2005, then SCS Corporation will be granted an extension until December 2, 2006 to drill a well. If a well is not drilled by December 2, 2006, then SCS will relinquish our entire concession of 16 million acres. If a well is drilled by December 2, 2006, then SCS will have until December 2, 2011 to drill additional wells and evaluate areas for exploitation. Once an area has been deemed commercially productive, SCS can secure it as an “Exploitation Area” of a simple geometrical shape of 50 km x 50 km with a payment of one million dollars to the Republic of Guinea. The Exploitation Area is held for 35 years for each well drilled in its boundaries. SCS can have multiple Exploitation Areas. After December 2, 2011, SCS will surrender all acreage to the Republic of Guinea with the exception of the Exploitation Areas.

                The above is the case as if there had been no interruption to the work. If we take a legal position regarding the timing of the work, part of our claim will include that we have been prevented from performing our work and thus the time to perform will need to be adjusted and extended accordingly once we are allowed to continue.

Description of Oil and Gas Properties--Domestic.

                Our domestic energy operations are conducted by our reportable segment, HYD Resources (HYDR”). HYDR provides drilling, workover and construction services internally and to third parties. It also leases and operates oil properties. It has approximately 698 acres of land under lease for oil and gas development. Of this total, leases totaling approximately 258 acres have production on them. We have approximately 47% working interest on 46 acres in La Salle Parish, Louisiana that are currently producing oil. On the other acreage, we hold working interest ownerships ranging from 68% to 80% and we are the only working interest owners.

Reserves Reported To Other Agencies.

                We did not report any estimates of total, proved net oil or gas reserves to any other Federal authority or agency.

Production.

                We commenced production of oil and gas in Louisiana in 2004. The average sales price (including transfers) per unit of oil produced in fiscal 2005 was $47.59 per barrel. We did not sell any gas in 2005.

Lifting Costs.

                The average production cost (lifting cost) per barrel of oil produced in 2005 was $11.00 per barrel. We expect this cost to decrease as additional production is brought online.

Productive Crude Oil Wells and Natural Gas Wells.

                The number of productive crude oil and natural gas wells in which we held an interest as of June 30, 2005 was as follows:

2005	(1) Gross	(2) Net

Crude Oil Wells:

United States
Onshore	16	10.3

International:

Guinea
Offshore	0	0

Total	16	10.3

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                (1)           Productive wells are producing wells and wells capable of production. A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

                (2)           A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof. One or more completions in the same borehole are counted as one well in this table.

Acreage.

                The developed and undeveloped acreage (including both leases and concessions) that we held as of June 30, 2005 are as follows:

	Developed Acreage (1) (2)		Undeveloped Acreage (2) (3)
Location	Gross Acres	Net Acres	Gross Acres	Net Acres

United States
Onshore

Louisiana	258	178	440	365

Foreign
Offshore

Guinea	0	0	16,000,000	13,120,000

Total	258	178	16,000,440	13,120,365

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                (1)           Developed acreage is acreage spaced or assignable to productive wells.

                (2)           A gross acre is an acre in which a working interest is owned. A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. Undeveloped acreage is considered to be those leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas regardless of whether or not such acreage contains proved reserves.

                (3)           Included within undeveloped acreage are those leased acres (held by production under the terms of a lease) that are not within the spacing unit containing, or acreage assigned to, the productive well so holding such lease.

Net Exploratory and Development Wells.

                The following table sets forth, for fiscal 2005, the number of net exploratory and development wells we drilled. An exploratory well is a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of crude oil or natural gas in another reservoir, or to extend a known reservoir. A development well, for purposes of the following table is a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive. The number of wells drilled refers to the number of wells completed at any time during fiscal 2005, regardless of when drilling was initiated. Completion refers to the installation of permanent equipment for the production of crude oil or natural gas, or in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

	Net Exploratory Wells				Net Development Wells
	Productive (1)		Dry (2)		Productive (1)		Dry (2)

Year Ended June 30, 2005	USA	Int’l	USA	Int’l	USA	Int’l	USA	Int’l

	0	0	1	0	8	0	0	0

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                (1)           A productive well is an exploratory or development well that is not a dry hole.

                (2)           A dry hole is an exploratory or development well determined to be incapable of producing either crude oil or natural gas in sufficient quantities to justify completion as an oil or gas well.

                At June 30, 2005, we were in the process of drilling 0 gross (0 net) exploratory wells and 1 gross (.75 net) development wells. These wells are located onshore in Louisiana. These wells have objectives ranging from approximately 700 feet to 1,900 feet. The net drilling cost to us of these wells will be approximately $60,000 if all are dry and approximately $100,000 if all are completed as producing wells.

Delivery Commitments--Offshore Guinea.

                When, if and as there is production in Guinea, that falls under the terms of the 2002 PSA, a 15% royalty will be paid to the Republic of Guinea and 3% will be paid to USOil subject to our litigation with them.

Delivery Commitments--Onshore Louisiana.

                We have no domestic delivery commitments.

Subsequent Activities.

                Subsequent to the end of the fiscal year, two additional wells in Louisiana have added significantly to our production totals. We are in the process of finalizing our contracts and commencing construction of natural gas gathering on leases near Jena, Louisiana.

                Hurricane Katrina and Hurricane Rita have not affected any of our operations or our daily production schedule. These storms have not caused any damage to our production facilities or equipment.

Description of Physical Facilities--Description of Operations Center in Louisiana.

                In April 2005, HYDR executed a Commercial Capital Lease with Purchase Option. The agreement was for the lease/purchase of approximately 7/10 of one acre of highway frontage land containing a metal building of approximately 7,000 square feet. It was obtained to use for the oil and gas operations center in Jena, Louisiana. The agreement terms included making payments of $6,541.09 per month from May 2005 through December with a $1 option to acquire the property at the end of the lease. The total to be paid for the facility is approximately $52,330, which includes interest of $2,330. The property is well located and well suited to facilitate organization and mobilization of our oil and gas drilling and production in Louisiana.

Description of Physical Facilities--Description of Administrative Office Property.

                In 2000 we signed a 10 year lease with AGB Westwood, LTD to lease our facility at the Westwood Technology Center, a 540,000 square foot development in Houston, Texas. Under the lease we leased approximately 17,807 square feet of space to be used initially as corporate offices, data center and integration center operations. Our lease payments were $20,774 per month or $14 per square foot up until September 2005 when the rate changed to $16.25 per foot. We now pay $24,114 per month.

                In May 2005, we filed suit against the landlord for breach of contract as disclosed in the legal proceedings section hereunder.

LEGAL PROCEEDINGS

Dixon Financial Services.

                In 2001, we were named as a defendant in a lawsuit styled Dixon Financial Services, Ltd. v. Fidelity Transfer Company, Erin Oil Exploration, Inc., Bill Knollenberg, Ron Bearden, R.F. Bearden Associates, Inc., James Chang, Nick H. Johnson, Riley L. Burnett, Jr., Johnson, Burnett & Chang, L.L.P., Greenberg, Peden, Siegmyer & Oshman, P.C., George Siegmyer and Hyperdynamics Corporation; Cause No. 2001-06263; In the 215th Judicial District Court of Harris County, Texas.

                This suit alleged breach of contract for failure to deliver share certificates in the name of Dixon Financial Services for 574,500 shares of our stock which were held in a nominee name. In 2000, The Erin Oil Exploration parties, including their attorneys, brought suit against us, wrongfully claiming that the shares were subject to their claims against other persons and obtained a temporary restraining order preventing the transfer of the shares. Fidelity Transfer, as our transfer agent, refused to transfer the shares to Dixon because of the restraining order. We set aside the temporary restraining order as to the shares and the shares were not subject to a later temporary injunction. However, legal counsel for the Erin Oil parties wrongfully asserted to Fidelity Transfer that the shares were subject to the injunction and Fidelity Transfer refused to transfer the shares to Dixon Financial for a period of at least three months during which the share price dropped from more than $6.00 a share to slightly more than $1.00 per share. We and Dixon Financial brought claims against the Erin Oil parties and their legal counsel for their wrongful conduct. The Erin Oil legal counsel asserted a litigation privilege under Texas law. The Erin Oil parties and their legal counsel filed motions for summary judgment asserting the litigation privilege as a bar to liability. The trial court granted all such motions for summary judgment.

                Fidelity Transfer asserted that it was not subject to jurisdiction in Texas and we determined that Fidelity Transfer was not currently solvent for purposes of any judgment against it in this matter. Fidelity Transfer is no longer a party to this lawsuit at this time, but we have a formal agreement allowing us to pursue recovery against Fidelity Transfer at a later time.

                At the end of April 2005, we and Dixon Financial entered into an agreement to settle and resolve this litigation. The agreement provides, among other things, that since the claims of both Dixon Financial and us against the Erin Oil parties and their legal counsel are similar, that we will bear the cost of appealing the summary judgments granted to the Erin Oil parties on the litigation privilege defense to liability. The agreement further provides that we agree to a judgment in the amount of $2,015,264 for the failure to deliver the shares into the name of Dixon Financial. However, Dixon Financial has agreed that it will not abstract or otherwise seek to enforce the agreed judgment, except in the event that the appeal is unsuccessful or the Erin Oil parties are determined not to be liable for any other reason. If the appeal is unsuccessful, we and Dixon Financial have agreed that we will pay the sum of $240,000 payable in the amount of $10,000 per month for a period of 24 months. This agreement is subject to court approval. We reasonably believe that our liability, if any, will not arise prior to January 2007. In the event that the appeal is successful, we will not be obligated to pay any amount of money other than legal fees and expenses. If the appeal is successful, we will seek to recover our damages and costs from the Erin Oil parties and their legal counsel. The Erin Oil parties’ legal counsel has insurance which has been providing a defense and which may pay for any liability awarded against the Erin Oil parties’ counsel.

                The proposed agreed judgment described above was submitted to the court in May 2005.  As of October 4, 2005, the court had not ruled on the judgment.

Wellington, LLC.

                On April 9, 2001, we were named as a defendant in a lawsuit styled Wellington, LLC vs. Hyperdynamics Corporation et al. Civil Action# 18811-NC, The Court of Chancery of Delaware.

                The Plaintiff claims that we did not carry out conversion of Series A preferred stock to common stock. On August 9, 2002 Plaintiff, Defendant, and their respective counsels executed an “Agreement for Transfer of Claims in Delaware Action to Georgia. Subsequently, the lawsuit was moved in its entirety to Atlanta, Georgia to be litigated under the lawsuit discussed below. Under the agreement, the Plaintiff in the Delaware action, Wellington, LLC. would become the Defendant in Atlanta. During the fiscal year ended June 30, 2004, the Court of Chancery of Delaware dismissed the Delaware case.

                On November 5, 2001, we filed a lawsuit styled Hyperdynamics Corporation, Plaintiff, v. J.P. Carey Securities, Inc., J.P. Carey Asset Management LLC, Joseph C. Canouse, John C. Canouse, James P. Canouse, Jeffrey Canouse, Southridge Capital Management LLC, Stephen Hicks a/k/a Steve Hicks, Thomson Kernaghan & Co., Limited, Mark Valentine, Talya Davies, Cache Capital (USA), L.P., Carpe Diem, Carpe Diem LTD., Wellington, LLC, Minglewood Capital, LLC, Falcon Securities, LTD, Navigator Management LTD., David Sims, and Citco Trustees (Cayman) Limited, Defendants; and Wellington LLC, Counterclaim/Third-Party Plaintiff, v. Hyperdynamics Corporation, a Delaware corporation, Kent Watts, Michael Watts, Robert Hill, Harry J. Briers, DJX, Ltd., a Belize corporation, and Does 1-10, Counterclaim/Third-Party Defendants, Civil Action File No. 2001CV44988, In The Superior Court of Fulton County, State of Georgia.

                We filed our First Amended Complaint against Defendants on September 12, 2002 in which we presented thirteen counts for Causes of Action against defendants including “Violations of Georgia Racketeer Influenced and Corrupt Organizations” (RICO) Act (O.C.G.A. SS 16-14-1, ET SEO).

                We believe that more than one of the Defendants worked together to create the appearance of providing initial long term financing ($3,000,000) and additional financing commitments (up to additional $5,000,000), all from reputable sources, while the Defendants’ real plan was to manipulate our stock through contractually prohibited short selling and multiple breaches of the contractually agreed to selling covenants.

                We are subject to counterclaims in this Georgia litigation. The counterclaimants allege that Hyperdynamics and its Officers and Directors breached their fiduciary duties to shareholders and committed other tortuous acts. We intend to continue to vigorously pursue damages and defend all counterclaims. Discovery is being primarily focused on jurisdictional issues at this time. During the litigation we have made numerous claims of discovery abuse resulting in certain defendants and defense attorney’s involved being sanctioned by the court. They have filed for sanctions against us as well.

AGB Westwood, L.P.

                On May 5, 2005, we filed a lawsuit styled Hyperdynamics Corporation v. AGB Westwood L.P.; Cause No. 2005-30992; In the 165th Judicial District Court of Harris County, Texas. We allege that AGB Westwood L.P. committed fraud and has breached the lease contract with us. We intend to aggressively pursue damages for our claims.

USOil Corporation.

                On July 29, 2005, our wholly owned subsidiary filed a lawsuit styled SCS Corporation, Plaintiff v. USOil Corporation, Defendant; Cause No. 2005-49205; in the 333rd Judicial District Court of Harris County, Texas. We allege breach of contract, fraud, negligent misrepresentation, and we seek a declaratory judgment.

MANAGEMENT’S DISCUSSION AND ANALYSIS

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

                We are including the following cautionary statement to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us, or on our behalf. This prospectus contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe them to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: our ability to respond to changes in the information system environment, competition, the availability of financing, if available, on terms and conditions acceptable to us, and the availability of personnel in the future. We have no obligations to update or revise these forward-looking statements to reflect future events.

Results of Operations --- Reportable segments.

                Hyperdynamics has two reportable segments: Our operations in Guinea and our Louisiana operations (“HYDR”). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA. HYDR also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment’s performance

By Segment.
	Year ended June 30,			Year ended June 30,

	2005	2004	% Change	2004	2003	% Change

Revenues
SCS	3,140	18,314	(83%)	18,314	450,831	(96%)
HYDR	169,259	9,974	** (2)	9,974	0	** (1)
Corporate	300	10,056	(97%)	10,056	17,191	(42%)

Total Revenues	$172,699	$38,344	350%	$38,344	$468,022	(92%)

Note:

 **  (1) There were no adequate results to compare in 2003 for HYDR.

 ** (2) Data only reflects two months of operation in 2004 and is not comparable.

Results of Operations --- Louisiana Operations (“HYDR”)

Comparison for Fiscal Year 2005 and 2004

                Revenues.  Our prior year revenue reflects only two months of operation. Accordingly, we are not able to compare the results for this segment. Our revenues in 2004 were $9,974 compared to $169,259 in 2005, which includes $52,008 from oil production and $117,251 from oilfield service work for 2005. The oilfield service work was performed during the six months ended December 31, 2004. Since that time, our workover crew has been devoted to improving our oil and gas properties, and we expect them to continue to provide internal services. We expect to derive our future revenues primarily from oil production and not from the provision of oilfield services.

                In 2005, our cost of revenue comprised of approximately $80,000 of costs associated with oilfield service work, $271,337 associated with oil production revenues, and $859,608 of general field expenses. The breakdown for this expense is derived from the costs associated with startup costs, repairs and maintenance, tools and yard cost, equipment and service contracts of approximately $602,917, and $256,691 in operational salaries and contract labor.

                Additionally, we incurred selling, general and administrative expenses of approximately $372,666 and $133,357 attributable to administrative payroll costs. Our other significant expenditures were professional fees, such as consulting, legal and accounting of $62,090, workman’s compensation and insurance expenses of $76,668, bad debt expense of $34,368, office and administrative expenses of $66,182 and depreciation and amortization of $77,370. Our loss from operations for the year ended June 30, 2005 from this segment was ($1,508,093) and ($92,232) in 2004 which only reflects two months of operation for this segment.

Comparison for Fiscal Year 2004 and 2003

                Revenues.  Our revenues in 2004 were $9,974 and there are no 2003 results for HYDR to compare.

                Selling, General and Administrative Expenses.  There are no 2003 results for HYDR to compare for this segment.

                Loss from Operations. There are no 2003 results for HYDR to compare for this segment.

Results of Operations --- Guinea And Seismic Data Management (“SCS”)

Comparison for Fiscal Year 2005 and 2004

                Revenues.   We had revenues of $3,140 from this segment in 2005 and $18,314 in 2004, respectively. The lack of revenues is attributable to the decrease of internal seismic data processing work sine we have focused on the acquisition of seismic data for our concession in Guinea. Cost of revenues increased 19% from $58,432 in 2004 to $69,480 in 2005.

                We have processed a portion of some data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

                Selling, General and Administrative Expenses.  We had an increase of 23%, from $343,256 in 2004 to $423,558 for 2005 for selling, general and administrative expenses. The selling expenses increased 102% from $18,556 in 2004 to $37,522 in 2005 due to an addition of staff and 6801% increase in general and administrative expenses relating to the purchase of additional health insurance coverage for new employees from $349 in 2004 to $24,083 in 2005. An increase of 175% on other taxes, particularly the Franchise Tax Board assessment, which was $5,000 higher than 2004. Utility use also rose 31% from $35,926 in 2004 to $47,170 in 2005 due to a higher electric consumption. The office expenses increased 38% from $17,369 in 2004 to $24,051 in 2005 due to more conference participation by personnel. Our travel expenses increased 40% from $48,406 in 2004 to $67,793 in 2005 due to multiple trips to London and Africa in connection with the Guinea concession.

                Our other significant expenditures include professional fees which reflect an increase of 305% due to accounting costs related to the fairness opinion for a preferred stock paydown matter. Our depreciation and amortization increased 18% from $24,248 in 2004 to $28,499 for year ended 2005.

                Loss from Operations. Based on the factors discussed above, our loss from operations from this segment increased 30% from ($407,622) in 2004 to ($528,617) in 2005.

Comparison for Fiscal Year 2004 and 2003

                Revenues.   Our revenues in 2004 and 2003, were $18,314 and $450,831, respectively. The change is primarily due to a decrease in internal seismic data processing work. We have focused on the acquisition of seismic data for our Guinea concession. Our cost of revenues decreased 636% from $371,666 in June 2003 to $58,432 in June 2004. The decrease is primarily due to decline in high contribution margin transcription work and the necessity to maintain level of operational personnel.

                Selling, General and Administrative Expenses. We had an increased of $20,698 in 2004, from $322,557 in 2003. The change is primarily due to the increase in travel expenses associated with our Guinea concession.

                We experienced impairment losses of $350,000 on goodwill during 2003 and no impairment in 2004. Our depreciation and amortization increased 61% from $15,080 in 2003 to $24,248 in 2004 due to the increased cost basis on our asset.

                Interest Expense.   Our interest expense increased $231,802 in 2004 from $0 in 2003, due to accretion of interest on the mandatorily redeemable preferred stock.

                Loss form Operations. Based on the factors discussed above, our loss from operations from this segment in 2004 and 2003 is ($407,622) and ($609,821) respectively. This represents a decrease of $202,199.

Results of Operations --- Corporate Overhead

Comparison for Fiscal Year 2005 and 2004

                Revenues. We continue to receive occasional revenues from our prior value added reselling and computer consulting business. When this occurs, we classify the revenue to corporate overhead. This revenue was $300 for the year ended June 30, 2005 and $10,056 for the year ended June 2004, thus a 97% decline in revenues for 2005. We do not actively pursue revenues of this nature and they occur very irregularly.

                Our cost of revenues decreased from $81,356 in 2004 to $68,104 in 2005. We classify certain computer expenditures and our system engineer’s payroll costs as cost of revenues attributable to corporate overhead. The 15% difference in cost of revenues is attributable to the cost of the computer equipment purchased and resold in June 2005.

                Selling, General and Administrative Expenses.  An increase of 16% from $2,415,381 during the year ended June 30, 2004 to $2,803,192 during the year ended June 30, 2005. The reason for this difference is equity-based compensation costs. Equity-based compensation costs were approximately $300,000 higher in the year ended June 30, 2005 than in the comparable period of 2004. This year’s expense related to equity-based compensation to four consultants of $1,833,086 derives from the vesting of 800,000 warrants to purchase common stock at an exercise price of $0.50 per share. During the year ended June 30, 2004, 2,000,000 warrants were granted to four consultants and 800,000 warrants vested during that year. Additionally, 800,000 warrants vested during fiscal 2005. 200,000 warrants are scheduled to vest during fiscal 2006. We record the expense associated with these warrants using the fair value of the warrants as of the date they vest as estimated by the Black-Scholes option pricing model. Thus, provided that the agreements are not terminated (which would result in the forfeiture of the unvested warrants), we will incur expense related to these warrants each quarter for the next three quarters and the expense will vary based upon the market price of our common stock in each quarter. Equity-based compensation does not impact our liquidity or net worth because the consulting expense is offset by an increase to additional paid-in capital.

                Additional factors affecting the increase of selling, general and administrative expenses is attributable to the purchase of added coverage for the Directors and Officers indemnity insurance, an increase of $99,865 from $14,962 in 2004. The insurance policy has been in force since April 2004. Our general office expenses increased from $49,319 in 2004 to $158,327 in 2005 due to American Stock Exchange listing fees of $65,000 and higher expenses for the annual shareholder meeting. Based on the factors discussed above, the loss from operations attributable to corporate overhead increased from ($2,617,060) in 2004 to ($2,863,195) in 2005.

Other Items

                Interest Expense.   Interest expense decreased from $474,463 in the year ended June 30, 2004 to $316,034 in the year ended June 30, 2005. The interest expense during fiscal 2004 consisted of approximately $250,000 attributable to the Notes Payable, due December 31, 2007 and $230,000 of accretion on mandatorily redeemable preferred stock. These notes payable were converted during the year ended June 30, 2004. The interest expense during 2005 consisted of accretion of interest on mandatorily redeemable preferred stock and a loss on the retirement of the preferred stock.

                Net Loss.  Based on the factors discussed for each segment, the Net Loss chargeable to common shareholders increased $1,666,748, or 45% from $(3,677,822), or $(.12) per share in 2004 to $(5,344,570), or $(.13) per share in 2005. The net loss chargeable to common shareholders includes a provision for preferred stock dividends of $186,779 in 2004 and $128,445 in 2005. The negative results are due to the factors discussed above.

Comparison for Fiscal Year 2004 and 2003

                Revenue.   The revenue for 2004 and 2003 was $10,056 and $17,191, respectively. Our cost of revenues decreased by $16,135, from $97,491 in 2003 to $81,356 in 2004.

                Selling, General and Administrative Expenses.  Our expenses increased 100% from $1,210,008 in 2003 to $2,415,381 in 2004. Effective October 1, 2003, Hyperdynamics adopted the fail value recognition provisions of FASB statement 123, Accounting for Stock-Based Compensation. We adopted FASB Statement 123 using the retroactive restatement method as described in SFAS 148, Accounting for Stock-Based Compensation – Transition and Disclosure. In accordance with that statement, we have retroactively restated all periods presented so that stock option expense is reflected in accordance with SFAS 123. Consequently, amounts previously marked to market of $2,147,000 during the year ended June 2003, in accordance with APB 25 and related interpretations, have been restated and these financial statements reflect instead the fair value of the employee options earned in that year $415,412.

                The major factor involved in the change in Selling, General and Administrative Expenses was approximately $1,500,000 of consulting cost incurred in 2004 when 800,000 warrants issued to consultants for Investor Relations/Public Relations services became vested. The cost of warrants issued to consultants in 2003 was $85,000. An additional 200,000 warrants vest at the end of each quarter until December 2005. At each vesting date, Hyperdynamics will estimate and record the fair value of the warrants that vest using the Black-Sholes option pricing model; thus this cost will continue through December 2005. Our other expense associated with warrants issued to our Officers decreased $147,046 or 36% from $412,766 in 2003 to $265,720 in 2004. This occurred because warrants were forfeited when one of our Officers resigned during fiscal 2003. A one-time debt renegotiation cost of $100,000 is included in 2003 results and a gain on a settlement with a vendor of $92,066 is included in 2004 results. Our other consulting, legal and professional costs decreased $189,818 or 53%, from $357,220 in 2003 to $167,402 in 2004.

                In addition to increased Selling, General and Administrative Expense, we experienced impairment losses of $354,061 on leasehold improvements during 2003. There was no impairment in 2004. The cost basis of our asset decreased as of July 1, 2004 due to that impairment and our depreciation expense decreased significantly from $161,857 in 2003 to $17,663 in 2004.

Other Items.

                Interest Expense.   Interest expense increase d 339% from $55,203 in 2003 to $242,508 in 2004. The increase was primarily due to Notes Payable due December 31, 2007, which were converted during the year ended June 30, 2004.

                Net Loss.   Based on the factors discussed for each segment, our net loss chargeable to common shareholders was ($3,677,822), or ($0.12) per share in 2004 and compared to ($2,645,316), or ($0.12) per share in 2003.

CRITICAL ACCOUNTING POLICIES

Property and Equipment and Unproved Oil and Gas Properties:

                We have capitalized approximately $4,072,503 in oil and gas properties as of June 30, 2005. The $4,072,503 in oil and gas properties is subject to impairment review as of June 30, 2005. The oil and gas properties were determined to be unimpaired because the Government of Guinea is currently working diligently to give us our permits and permission to continue our work. Additionally, we expect various strategies to raise funds, as discussed in the liquidity and capital resources section, to raise sufficient funds to satisfy our obligations with regard to the Guinea project.

Off-Balance Sheet Arrangements.

                Subject to the outcome of our current litigation with USOil, our agreement with USOil provides that we will pay USOil $1,600,000 if SCS obtains third party financing for the Guinea development project, and a 3% royalty if oil and gas is produced on our Guinea project pursuant to the terms still in effect under the 2002 PSA and its related Farmout Agreement. This contingent payable will, if paid, increase the cost of the Unproved Oil and Gas properties at the time of payment. As such, it will increase the cost of sales over the oil and gas production period as part of the periodic amortization of the proved properties, or, if the development of the properties does not culminate in oil and gas production, the cost will be charged to expense as an impairment.

                We have an operating lease with our landlord. The lease is a 10 year lease. The lease inception date was November 1, 2000. The base monthly rent is $0 for months 1-6, $20,774 for months 7-54, and $24,114 for months 55-120, beginning November 1, 2000. Additional common area maintenance charges are assessed. At June 30, 2005, future minimum payments are $289,364 per year in years 2006-2010, and $120,568 in 2011. We are involved in a lawsuit with our landlord. We also have a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note using common stock or cash.

                Additionally, in conjunction with our purchase of HYD, we entered into three notes payable to two individuals totaling $856,000. The notes are to be paid quarterly over the five years ended June 30, 2009. Payments will be due only if HYD has a net income according to accounting principles generally accepted in the United States of America. The payment amount will be 25% of the net income for the period, unless there was a net loss in the previous period(s). If there is a net loss, subsequent net income must completely offset the losses before any amounts are due. After the loss is offset, payment of 25% of the remaining net income will be due.

Disclosure of Contractual Obligations,

		Payments due by period ($)

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Debt Obligations	0	0	0	0	0

Capital Lease Obligations	41,597	41,597	0	0	0

Operating Lease Obligations	0	0	0	0	0

Purchase Obligations	0	0	0	0	0

Other Long-Term Liabilities Reflected on Our Balance Sheet under GAAP	134,697	25,255	75,765	58,940	0

Total	176,294	66,852	75,765	58,940	0

Liquidity and Capital Resources

                At June 30, 2005 our current ratio of current assets to current liabilities was .27 to 1. This compares to 1.86 to 1 for 2004. A deeper analysis of the current ratio reveals several current obligations that reduce the current ratio but for which there is no requirement to use cash to satisfy them, or the payment is deferred until we receive cash inflows sufficient to pay them. These items include deferred gain, accounts payable--seismic data, dividends payable, and dividends payable to related parties.

                On August 12, 2005, we closed a private financing transaction with Dutchess Private Equities Fund II, LP. The financing included a subscription for a $1,500,000 2 year debenture that was funded $1,000,000 upon closing and will fund $500,000 upon filing of a registration statement which we plan to file in October or November 2005. Upon effectiveness of the ensuing registration, Dutchess may elect to convert the payments coming due on the debenture at a stock price of the lesser of the fixed floor conversion price or $1 per share. Hyperdynamics may request another debenture with Dutchess for an additional $1,500,000 upon the effectiveness of the registration statement. Management believes that the registration statement will be effective within six months. However, since only the Securities and Exchange Commission can order a registration statement effective, we do not know for certain when or if the registration statement will become effective. Management believes that these financings will enable us to fund our operating activities through June 30, 2006.

                We also executed an investment agreement and received a commitment from Dutchess to fund up to $20,000,000 in equity at 95% of the market price. We and Dutchess agreed through a global amendment to limit the number of shares to register under financing to 8,400,000 shares without a shareholder vote. This insures the number of shares to be issued will not exceed 20% of the outstanding common stock as is required by the rules of the American Stock Exchange. Thus, the amount ultimately raised by the financing will be determined strictly by the stock price at each point in time the equity line is used.

                Although we plan to continue to improve on our current ratio, we have a contractual requirement during the second exploration period in the Guinea concession to invest an estimated $10,000,000 in drilling at least one exploratory well offshore Guinea. The second exploration period expires sometime during the later part of this decade depending on initial periods and extension provisions. Although we have several years to complete this work, we wish to initiate a drilling program as soon as possible. Thus, we are considering all of our options or any combination of these options to: (a) increase revenues from operations; (b) raise additional capital to support at least the minimum required drilling program; (c) negotiate one or more transactions with oil company partners who share in the required work and financing risk; and, (d) negotiate work program related deals with oil industry vendors such as seismic acquisition companies. We believe that our ability to manage and effect one or more of these options will determine our significant current ratio and financial position in the future.

                Our cash from operations was a deficit this last year based on our asset appreciation based plan. We have taken overhead reduction steps to minimize nonproductive expenditures. We are spending the bulk of the capital raised directly or indirectly on enhancing the value of our offshore oil and gas concession. These expenditures, however, do not improve cash flow from operations. In order to improve our operating cash flow situation for future periods, management has budgeted certain amounts of capital and has started to build up our service revenues. We are pursuing domestic production to give us revenue to pay our overhead as we move forward and to enhance the returns available to our shareholders as we move forward into future drilling programs.

                Because SCS has significant work requirements to accomplish a 3D seismic acquisition program, processing, and analysis thereof, and to drill exploration wells, we are beginning to look at more than one option to raise additional funds. Management is confident in its ability to raise additional capital under more conventional financing structures such as an underwritten secondary financing, but also believes we will be able to secure oil and gas working interest partners to fund and carry significant portions of the capital investment burden.

                We have been successful in raising our necessary capital and management is very confident in our ability to continue to raise capital. Based on our relatively low overhead in comparison to the rather large task at hand, the lion’s share of all capital raised is going to improve our drilling prospects.

                We expect to exploit our leases in Louisiana by operating numerous low volume wells that produce 20 barrels a day or less. We believe the relatively high price of oil will help make these wells more economically viable. We are currently in the process of completing the wells so that they are capable of production. We announced on May 10, 2005 that we have completed 10 out of a planned 14 wells for our first lease in La Salle Parish, Louisiana. We are also evaluating the production of natural gas that we have encountered in all ten wells.

                Because of the geological features of this lease and our oil production to date, we consider this an attractive prospect for oil and gas investors. Therefore, we made the decision to sell working interest units in this lease. We can sell up to a total amount of $2,695,000 (representing 49% working interest). If we sold the entire 49% working interest that is being offered in this lease, we would net up to $2,156,000 of cash proceeds, after marketing costs. As of September 26, 2005, we have sold 32.5 units, resulting in gross proceeds of $1,787,500 and net proceeds of $1,430,000. When completed, this sale of working interest will replenish our cash without the need for additional capital financing at this time.

                As a public company, the health of the market for our common stock is paramount to be able to raise capital. In May 2005, we began trading on the American Stock Exchange. We believe this will directly and indirectly help to strengthen and provide more stability to the price of our common stock and that financing options for us will expand as a result.

                We raised $5,937,063 from the sale of restricted common stock during the fiscal year ended June 30, 2004. The majority of the capital raised in the past has been invested to improve our oil and gas properties. We believe that should we implement a strategy to raise additional capital so that the use of such funds will continue to enhance our asset value in our oil and gas concession. It is our belief that such a strategy would continue to enhance shareholder value and facilitate additional financing options. Because our subsidiary, SCS Corporation (“SCS”), is looking to increase its exploration activities, we are beginning to look at more than one option to raise additional funds. Management is confident in its ability to raise additional capital under more conventional financing structures but we also believe that ultimately we will be able to secure oil and gas working interest partners to fund and carry significant portions of the capital investment burden. As we have discussed in the press, we are formulating plans and moving forward towards drilling our first exploration well offshore Guinea. We feel that we can successfully finance such a work program either ourselves through an equity financing plan, through working interest partners, or a combination of both.

                Thus, management believes that additional capital funds raised will continue to substantially enhance our asset value in our oil and gas concession. This will yield us greatly enhanced shareholder value, and make additional capital easier and easier to come by at ever increasing stock prices. We have a capital lease obligation of $9,872 financing certain electrical equipment in our data center and another obligation of $31,725 financing the purchase of land and a building in La Salle Parish, Louisiana. We have other installment obligations totaling $206,153. We also have a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note off using common stock.

                Additionally, in conjunction with our purchase of HYD, we entered into three notes payable to two individuals totaling $856,000. The notes are to be paid quarterly over the five years ending June 30, 2009. Payments will be due only if HYD has a net income according to accounting principles generally accepted in the United States of America. Payment amount will be 25% of the net income for the period, unless there was a net loss in previous period(s). If there is a net loss, subsequent net income must completely offset the losses before any amounts are due. After the loss is offset, payment of 25% of the remaining net income will be due.

                Finally, we originally purchased a certificate of deposit in the original face amount of $436,000, which secured the lease at Westwood with a letter of credit arrangement. We had the right to withdraw a portion of the CD under the Westwood lease. This CD and letter of credit now has a face amount of $65,445 and an interest rate of 1.3% annually. We filed a lawsuit against the landlord in connection with the lease.

                We could obtain additional capital also upon the exercise of other previously issued in the money outstanding warrants and options for common stock. If all outstanding warrants and options that are currently in the money were exercised, we would receive approximately $8,000,000 in cash proceeds from such additional capital investment.

FINANCIAL STATEMENTS

                Our financial statements begin on page F-1.

MARKET RISK

                Our functional currency is the US dollar. Our revenue is directly related to the price of oil and gas. Assuming that we sell one barrel of oil, then a one dollar decrease in the price that we get for that barrel of oil will lower our revenue by one dollar, and correspondingly so for a one dollar increase in price. The same is true for changes in the price of natural gas. We intend to sell oil and gas immediately upon lifting to the wellhead. We do not contemplate retaining any oil and gas inventory. We do not hedge any market risk. Although the prices of oil and gas have recently increased substantially, there is no assurance that the price of oil and gas will not fall dramatically in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock.

                Our common stock is traded on the American Stock Exchange under the trading symbol ““HDY”. The following table sets forth the quarterly high and low bid prices per share for the common stock, as reported by the OTCBB (our previous trading market) or the AMEX as the case may be. The bid prices reflect inter-dealer quotations, do not include retail markup, markdown, or commission and do not necessarily reflect actual transactions.

	High Bid	Low Bid
Fiscal 2004

First Quarter	$2.1400	$0.7300
Second Quarter	2.2500	1.4100
Third Quarter	3.7200	1.5100
Fourth Quarter	3.0200	2.2700

Fiscal 2005

First Quarter	$2.7200	$1.7600
Second Quarter	3.5000	2.1700
Third Quarter	3.4000	1.7500
Fourth Quarter	3.2000	1.9900

                On October 27, 2005, the last price for our common stock as reported by the AMEX was $1.54 per share. On October 19, 2005, there were approximately 231 stockholders of record of the common stock. We believe that there are approximately 3,092 beneficial stockholders.

                We have not paid, and we do not currently intend to pay in the foreseeable future, cash dividends on our common stock. The current policy of our Board of Directors is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of the Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors.

                The following table sets forth the names and positions of each of our Executive Officers and Directors.

Name	Position	Age

Kent Watts	Director, Chief Executive Officer, Chief	47
	Financial Officer, Chairman and President

Harry J. Briers	Director, Chief Operating Officer and	42
	Executive Vice President

Harold A. Poling	Director	79

Albert F. Young	Director	68

Lewis Ball	Secretary	74

Steven Plumb	Chief Financial Officer Designate	46

                Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. We have no standing committees of the Board of Directors. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of the Directors and our Executive Officers. Board vacancies are filled by a majority vote of the Board.

                Kent Watts, age 47, became Chairman of the Board of Directors and was named our President and Chief Executive Officer (CEO) and Chief Financial Officer (CFO) on June 4, 1997. Mr. Watts has been a certified public accountant in Texas since 1985 and a licensed real estate broker since 1979. He received a Bachelor of Business Administration Degree from the University of Houston in 1983. Mr. Watts founded MicroData Systems, Inc., our former subsidiary, in 1988 and was MicroData’s CEO until he became President and Chief Executive Officer of Hyperdynamics Corporation. He has extensive experience designing and working with integrated communications network systems and management information systems; additionally he designed our Integrated Technology Center. He continues to fulfill the dual roles of CEO and CFO. As our CEO and Chairman of the Board, he remains primarily responsible for managing our strategic direction and focus on the vertical oil and gas industry. As CFO he manages the capital structure and financing requirements for us, while overseeing and insuring our compliance with all government reporting requirements as well as any legal issues. He holds no other directorships.

                Harry James Briers, age 42, has been a Director since March 2, 2000. He began as our Director of Integrated Information Systems when he joined us in May 1998. He was elected as Vice President of Operations for Hyperdynamics Corporation in 1999 and named the Chief Operating Officer in 1999. He became our Executive Vice President in October 2002. From 1988 until May 1998, Mr. Briers owned and operated Perfect Solutions, a software consulting firm in Houston, Texas. He has extensive experience in the sale and implementation of mission critical software applications. Prior work experience included consulting for Ernst & Young in its Entrepreneurial Services Group. Mr. Briers has a B.S. in Accounting and an MBA from the University of Houston-Clear Lake. As Executive Vice President he is responsible for managing the daily operations of the organization. He holds no other directorships.

                Mr. Harold A. Poling, age 79, was elected as our fourth Director on June 2, 2004. He is a former Chairman of the Board and CEO of Ford Motor Co. After finishing his MBA in accounting, he took a job with Ford in 1951. Ford of Europe had record earnings during his tenure as head of that subsidiary. He moved to Ford’s North American Operations prior to being named President and COO, then Vice-chairman and CEO of , and later Chairman and CEO of Ford Motor Co., the world’s second largest auto maker. He served as a member of Ford’s Board of Directors from May 1979 until January 1994, and was elected Chairman in March 1990. He became a member of the Office of the Chief Executive of Ford in November 1984. He retired from Ford in January 1994. Currently, Mr. Poling serves as the Chairman of The PGA Tournament Players Club of Michigan and is also the chairman for Eclipse Aviation Corp. He is a Director of Flint Ink Corp., Monmouth, IL. College Senate, and William Beaumont Hospital where he is also a trustee. He is also a member of the Board of Trustees of Spring Arbor University. In the past, Mr. Poling served on the Boards of ArvinMeritor, Royal Dutch Shell, Kellogg, and is past Director of the Professional Golf Association’s (PGA) Tour Policy Board.

                Albert F. Young, age 68, was elected to the Board of Directors on October 18, 2004. He currently owns and operates Al Young Sales and Consulting. He retired from Venture Industries, where he had spent the preceding 14 years, in 2003. Currently, he continues to consult with Venture and is the Executive Assistant to its Chairman. During his tenure at Venture, Mr. Young was responsible for building his division’s sales to approximately $500 million annually. Additionally, Mr. Young was instrumental in formulating and orchestrating several acquisitions and joint ventures including Venture’s purchase of a Ford plastic plant, design center and two (2) tool shops in Melbourne, Australia. These acquisitions made Venture a supplier of automotive design projects. Additionally, Mr. Young helped Venture acquire Bailey Corporation and a third tool shop in Michigan and became a joint venture partner with Visteon in the purchase of Atlantic Automotive in Benton Harbor, Michigan. He holds no other public company directorships.

                Lewis E. Ball, age 74, has served as our Secretary since 1997 and as the Chief Financial Officer from June 1996 to January 1997. Mr. Ball has been a financial consultant to a number of companies since 1993. Mr. Ball has served as a Director , Secretary and Treasurer of JVWeb, Inc. from 1998 to 2002 and a Director of its successor, IQ Biometrics, Inc. from 2002 to 2003. Mr. Ball has many years of industry experience as the Chief Financial Officer with Stewart & Stevenson Services, Inc. and Richmond Tank Car Company (from 1983 to 1993). Mr. Ball is an Accredited Senior Appraiser, Certified Public Accountant and a Certified Management Accountant. Mr. Ball has a B.B.A. in Finance from the University of Texas, and he did post-graduate work in accounting at the University of Houston. He holds no other directorships.

                Kent Watts has been our CEO and CFO since 1997. Since the scope of our operations has increased, Mr. Watts decided that he needed to devote his full time to our oil and gas operations. To that end, Mr. Watts concluded that the hiring of a new CFO would free up time for him to devote to our oil and gas operations. Steve Plumb is our Chief Financial Officer Designate. Upon the filing with the SEC of the Form S-1 of which this prospectus is a part, Kent Watts will step down as CFO. Mr. Plumb will replace Mr. Watts as our CFO. Mr. Watts will retain his other current positions with us as Director, Chief Executive Officer and President.

                Steven Plumb, age 46, is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, Fortune 500 firms, medical and utility companies, distribution, real estate, construction, governmental entities, and non-profit organizations. During 1981-1982, Mr. Plumb was a staff accountant at PriceWaterhouseCoopers. During 1982-1984, Mr. Plumb was a staff accountant at Kalman Phillips & Leon, P.C. During 1984-1987, Mr. Plumb was a supervising senior accountant at KPMG. During 1987-1990, Mr. Plumb was the controller of Memorial Hermann Rehabilitation Hospital. During 1990-1992, Mr. Plumb was the CFO of DePelchin Children’s Center. During 1992-present, Mr. Plumb was the President of Steven M. Plumb, P.C. During 1997-2001, Mr. Plumb was the President of Orchard Consulting Group, Inc. During 2002-2004, Mr. Plumb was the CFO of ADVENTRX Pharmaceuticals, Inc. During 2003-present, Mr. Plumb was the President of Clear Financial Solutions, Inc. Mr. Plumb is also the CFO of Bluegate Corporation, a public company. Mr. Plumb is a member of: American Institute of Certified Public Accountants; Texas Society of Certified Public Accountants; Houston Chapter of Texas Society of Certified Public Accountants; Houston Technology Center; and Association for Corporate Growth. Mr. Plumb is active in BioHouston and the Rice Alliance. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas, 1981. There is no family relationship between Mr. Plumb and any of our officers or directors. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to 4,950 per month for Mr. Plumb’s services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

Information Concerning the Board of Directors and its Committees.

                We have no compensation committee and no nominating committee. Decisions concerning nominees for Director and Executive Officer compensation for fiscal 2004 were made by the full Board of Directors. The Board has not adopted formal policies with regard to the process to be used for identifying and evaluating nominees for Director and determining executive compensation. However, we are currently in the process of developing these policies and procedures. At this time, the consideration of candidates nominated by Directors and the compensation of our Officers are in the Board’s discretion. We believe this is adequate based on our size and each current Board member’s qualifications.

                We have an Audit Committee. The Audit Committee was created during October 2004. Mr. Poling and Mr. Young are the members of the Audit Committee. Both committee members are independent. Mr. Poling is the financial expert.

                The Board has not adopted formal policies with regard to shareholder communications with individual Board members. However, we are currently in the process of developing these policies and procedures.

                The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part.

Section 16(a) Beneficial Ownership Reporting Compliance.

                We have reviewed the Forms 3 and 4 submitted to us relating to fiscal 2005. We have found that Harry Briers, Harold Poling, Albert F. Young, DJX Ltd, and Kent Watts have filed all required Forms 3, 4 and 5 during fiscal 2005.

                The following table summarizes the results of our review.

Name	Form Type	Number of forms filed late	Number of transactions reported late

Harry Briers	4	1	3

DJX Ltd	4	1	1
Kent Watts	4	0	0
Harold Poling	4	0	0
Albert F.Young	3	1	N/A
Albert F.Young	4	0	0
Robert Hill	4	4	14

Code of Ethics.

                We have adopted a Code of Ethics for our senior Executive Officers and Financial Officers, which was filed in our 10-KSB Amendment May 16, 2005.

Board Committee Meetings.

                The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part. The Audit Committee has a written charter, which was included in our proxy statement filed on on December 28, 2004. During the year ended June 30, 2005, the Audit Committee met five times and took action by Unanimous Consent one time

EXECUTIVE COMPENSATION

Summary Compensation Table

                The following table reflects all forms of compensation for the fiscal years ended June 30, 2003, 2004, and 2005 for services provided by our named Executive Officers.

			Annual Compensation Awards			Long Term Compensation Payouts

Compensation Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options SARS		LTIP Payouts	All Other Compensation

Kent Watts
Chief Executive Officer	2005	$100,000	-0-	-0-		-0-	-0-		-0-	-0-
And Chief Financial Officer	2004	$100,000	-0-	$171,062	(3)	-0-	-0-		-0-	-0-
	2003	$100,000	-0-	$147,314	(2)	-0-	1,100,000	(2)	-0-	-0-
Harry Briers
Chief Operating Officer and	2005	$95,000	-0-	-0-		-0-	-0-		-0-	-0-
Executive Vice President	2004	$95,000	-0-	$132,861	(3)	-0-	-0-		-0-	-0-
	2003	$87,100	-0-	147,314	(2)	-0-	1,100,000	(2)	-0-	-0-

                On July 21, 1999, our Board of Directors unanimously agreed to the terms of an “Executive Employment Agreement” for Kent Watts. The Agreement was duly executed on July 21, 1999 which establishes Mr. Watts as our President, Chief Executive Officer (CEO) and Chief Financial Officer (CFO). In the agreement we note that we intend to hire a new CFO at the time the Board deems it to be beneficial. At that time, Mr. Watts will continue his responsibilities as President and CEO and he will relinquish his duty as CFO. The contract provides for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. Therefore, maximum salary under the Agreement is $200,000 annually. This Agreement has been renewed on a year-by-year basis under the same terms. Mr. Watts will step down as CFO and retain his other executive officer positions wit us upon the filing of Form S-1 of which this prospectus is a part.

                On August 26, 2002, the strike price of the warrants described in Note (2) was reduced to $0.23. The repricing of the warrants was valued as a new grant in fiscal 2003. This table reflects the $122,857 original fair value of the 400,000 warrants earned during 2003 and $24,457 fair value attributable to the repricing of 1,100,000 warrants for a total of $147,314.

                For the year ended June 30, 2004, an additional 400,000 warrants were earned. The original fair value of these warrants, $129,686, and $3,175 attributable to the repricing of these warrants is included in 2004 bonus income.

Option/SAR Grants.

                We did not grant any options or SARS to any of our Directors or Officers during the year ended June 30, 2005.

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year End Option Values (*)

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options at FYE Exercisable/Unexercisable	Value of Unexercised in the Money Options at FYE Exercisable/Unexercisable

Kent Watts Chief Executive Offcier and Chief Financial Officer	-0-	-0-	400,000/0	$ 1,032,000/0

Harry Briers Chief Operating Officer and Executive Vice President	-0-	-0-	400,000/0	$ 1,032,000/0

________________________________

(*)	These are all of the remaining warrants that were in the money at fiscal year end 2005. Mr. Watts and Mr. Briers hold 400,000 warrants for restricted common stock each that are vested but have not been exercised.

Option/SAR Repricings.

There were no option repricings during fiscal 2005.

Long-term Incentive Plan Awards.

                There were no long-term incentive plan awards to any of our Officers during the year ended June 30, 2005.

Director Compensation.

                On January 21, 2005 the Board of Directors approved compensation for Directors of $4,000 per quarter to be paid in the form of our common stock and $1,000 per quarter for our Secretary. On January 21, 2005, compensation of $8,000 each was paid to Kent Watts, Harold Poling, Robert Hill, Harry Briers and $4,000 to Albert Young for Director services for the first two quarters of the fiscal year. Officer compensation of $2,000 was paid to Lewis Ball. The stock was issued at a price of $3.17 per share and thus 2,524 shares each were issued to Kent Watts, Harold Poling, Robert Hill and Harry Briers; ,262 shares were issued to Albert Young; and 631 shares issued to Lewis Ball. On May 9, 2005, (prior to the resignation of former Director Robert Hill), the third quarter 2005 Director compensation of $4,000 was paid to each of the then five Directors by issuing 1,527 shares of common stock based on the average closing bid price for the quarter of $2.62 per share; 382 shares were also issued to pay the $1,000 accrued at that time for Mr. Lewis Ball. As of September 5, 2005, the fourth quarter Director’s compensation accrued is $4,000 each for Kent Watts, Harold Poling, Harry Briers, and Albert Young, and officer compensation of $1,000 for Lewis Ball. These amounts remain unpaid at this time.

                There was no other compensation granted by the Board for services rendered during the fiscal year ended 2005. There have been no Director meeting expense reimbursements for 2005 and 2004.

Employment contracts and termination of employment and change-in-control arrangements.

                Other than Kent Watts’ employment contract, as disclosed in Note 1 to the Summary Compensation Table, there are no employment contracts nor are there termination of employment and change-in-control agreements between Hyperdynamics and its Executive Officers.

                Mr. Plumb’s CFO contract becomes effective upon our Filing of a Form S-1 of which this prospectus is a part. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to 4,950 per month for Mr. Plumb’s services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Related Stockholder Matters.

                Securities authorized for issuance under equity compensation plans. The following table reflects all equity compensation plans to date that have not been approved specifically by security holders. We have a Stock and Stock Option Plan and several individual compensation arrangements established by the Board of Directors.

	Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	N/A	4,879,075

Equity compensation plans not approved by security holders	2,902,000	$ 0.42	-0-

Total	2,902,000	$ 0.42	4,879,075

                The Stock and Stock Option Plan (the “Plan”) of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001. On June 30, 2004, we had 44,453 shares available to be issued or granted pursuant to the Plan. On January 21, 2005, the shareholders approved an increase in the Plan for an additional 4,880,000 shares to a total of 10,000,000 shares under the Plan. We issued 45,378 shares under the Plan this fiscal year, leaving us with 4,879,075 shares available to be issued or granted pursuant to the Plan as of June 30, 2005.

                Under the Plan, options will vest over a five year or other negotiated period and will have a strike price set at the time of grant based on the then current market value of the stock. Our President has the authority as given by the Board of Directors to negotiate stock option agreements with corporate consultants as well.

                We presently have warrants to purchase 2,902,000 shares of common stock which are currently outstanding and were issued pursuant to the Plan at a weighted average price of $0.42 per share.

                The purpose of the Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants and Directors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the Plan and individual compensation arrangements to augment our compensation packages.

Security Ownership of Certain Beneficial Owners.

                The following table sets forth certain information at October 19, 2005, with respect to the beneficial ownership of shares of common stock by (1) each person who owns beneficially more than 5% of the outstanding shares of common stock, (2) each of our Directors, (3) each of our Executive Officers, and (4) all of our Executive Officers and Directors as a group.

	Shares of Common stock Beneficially Owned

Name and Address of Beneficial Owner	Number		Percent

Kent Watts
9700 Bissonnet, Suite 1700
Houston, Texas 77036	23,029,756	(1)	36.9%

Harry Briers
9700 Bissonnet, Suite 1700
Houston, Texas 77036	1,921,174	(2)	3.1%

Harold Poling
Fairlane Plaza North
290 Town Center Drive, Suite 322
Dearborn, Michigan 48126	334,941	(3)	0.5%

Albert F.Young
2417 Fox Chase Blvd
Troy, Michigan 48098-5626	37,789		0.1%

Lewis Ball
9700 Bissonnet, Suite 1700
Houston Texas 77036	9,013		0.0%

DJX Ltd.
4438 West 10th Avenue
Vancouver, BC V6R4R8	20,272,900	(4)	32.5%

Steven Plumb
Houston, TX 77096-3317	20,272,900		0.0%

All Directors and Executive Officers as a group (5 persons)	25,332,673		40.6%

_______________________________

(1)	This amount includes 2,356,856 shares of common stock; currently exercisable warrants to purchase 400,000 shares at $0.23; 20,185,185 shares deemed as indirectly owned by Kent P. Watts based on his relationship with DJX Ltd., whose shares he presently has the authority to vote and which are one-half owned by his minor children; and 87,715 common stock shares owned by DJX Ltd. and deemed owned by Kent P. Watts.

(2)	This amount includes 1,521,174 shares of common stock and currently exercisable warrants to purchase 400,000 shares at $0.23.

(3)	This amount includes 209,941 shares of common stock and currently exercisable warrants to purchase 125,000 shares at $0.25.

(4)	On May 31, 2001 a stock exchange agreement was completed to acquire SCS as a wholly owned subsidiary. We issued 2,725 shares of Series B Preferred Stock to pay for the acquisition. Each share of Series B Preferred Stock carries a $1,000 per share face value and is convertible by written request into common stock at the lesser of $0.135 per share or 50% of the closing bid price on conversion. On June 30, 2004 the closing bid price was $2.52 per share. Thus if 100% of this Series B Preferred was converted at the lesser $0.135 amount per share, the shares of common stock issued would be 20,185,185. This presentation is prepared as if full conversion has occurred. DJX Ltd. is a foreign corporation whose shareholders are the grandchildren of Ernest M. Watts, the father of Kent P. Watts, our Chairman, CEO, and President. Kent Watts currently exercises voting rights of DJX shares. DJX also owns 87,715 shares of common stock issued in payment of accrued dividends so the total attributed to DJX is 20,272,900 shares.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with Michael E. Watts.

                In November 2003, a Master Public Relations Consulting Agreement (the “Agreement”) was signed with Michael E. Watts, the brother of Kent Watts, our Chairman and CEO. The Agreement affirmed and established Michael Watts as the primary consultant with the responsibility to help manage public relations, general investor relations and shareholder communications. In the Agreement, Michael Watts was authorized and required to communicate publicly known information to shareholders and potential shareholders and to help in all reasonable ways to convey the history and story of Hyperdynamics with the goal to increase the interest of all investors in investing in Hyperdynamics publicly traded stock. The agreement additionally authorized Michael Watts to subcontract public relations services to other firms and consultants. It was contemplated that these subcontracts would include but not necessarily be limited to setting up public relations agents in different parts of the country. The total compensation for the Agreement and all underlying subcontracts is a total of 2,000,000 warrants with a strike price of $0.50 per share of restricted common stock. During January and April 2004, Hyperdynamics granted an aggregate of 1,200,000 of the warrants (of which 900,000 were vested as of June 30, 2005) under the Agreement to a company whose president is Michael Watts. We granted 800,000 warrants (of which 600,000 were vested as of June 30, 2005) under the Agreement to unrelated third parties. This compensation was designed to encourage the long term commitment to the market developing work being performed in the maintenance of our informed and orderly market. As such, it is believed that significant incentive is in place for all public relations consultants, agents, and subcontractors to continually work in communicating the Hyperdynamics story and opportunity. This agreement with Michael Watts may be canceled by us at any time by giving a 30 day written notice.

                During the year ended June 30, 2004, Michael Watts received payment of $699,951 cash to pay for offering costs on private subscription agreements and exercised warrants. Additional offering costs will also be paid on 3,732,403 outstanding warrants purchased by private investors should they be exercised in the future. If all of these warrants are exercised, Mr. Watts would receive approximately $712,000 to pay these additional costs.

                On February 9, 2005, the Audit Committee of Hyperdynamics Corporation preapproved a contract (the “Contract”) with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of our Chief Executive Officer. The Contract was executed by and between Trendsetter Production Company (our wholly owned subsidiary) and Geoserve Marketing. Under the Contract, Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in proceeds of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest in our oil and gas leases; obtain executed documents for such sales as required by us; help prepare the marketing materials for working interest sales; obtain investor nondisclosure agreements and other representations from all prospective nonoperators; obtain a check or wired funds from and signatures of nonoperators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the Audit Committee preapproved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% or $1,017,500 of a total of 49% planned had been sold and Geoserve Marketing had been paid promotion fees of $203,500.  On July 29, 2005 the Audit Committee preapproved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until sales of working interests total $2,695,000 or we have determined that we are have positive cash flow or we otherwise reach a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of September 26, 2005, 32.5% of the working interest has been sold for proceeds of or $1,787,500 and a total of $357,500 has been paid to Geoserve Marketing.

                On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained preapproval from the Audit Committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. The Audit Committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

In connection with HYD and Trendsetter Production Company.

                In April 2004, we purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics common stock in four quarterly installments between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to it by its initial shareholders. As of June 30, 2005, the entire purchase price has been paid. The final purchase price allocation was:

Inventory	$15,400
Field equipment	359,600

Total assets	$375,000
Liabilities	0

Net Assets	$375,000

                The initial employment agreements the previous owners of HYD provided for bonuses in the form of three contingent notes payable, of up to $856,000 that may be paid based upon HYD’s net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As of June 30, 2005, HYD had a cumulative net loss of approximately $1,381,524. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount.

                In conjunction with our purchase of HYD, we entered into two employment agreements with HYD’s prior owners whereby we agreed to pay two employees $3,500 per month. Under the contracts, we may terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. One of the employees was terminated early in 2005 and the other remains as an officer of HYD. However, he is not an executive officer of Hyperdynamics Corporation.

                The previous owners of HYD had also previously owned Trendsetter Production Company (“TPC”). In January 2005, we acquired all of the equity of Trendsetter at a de minimis cost. We purchased TPC so that we could acquire and drill oil and gas leases under the name of TPC, which is a licensed oil and gas operator in the state of Louisiana. At the time of the purchase, Trendsetter owned one oil and gas lease, which it had acquired in September 2004 for nominal consideration, and it had no liabilities. This transaction involved entities under common control, and Trendsetter’s asset was recorded at historical cost.

In connection with Steven Plumb.

                Steven Plumb is our CFO Designate. Mr. Plumb will become our CFO up the filing of the Form S-1 of which this prospectus is a part. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to 4,950 per month for Mr. Plumb’s services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

DESCRIPTION OF SECURITIES

Common Stock.

                The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights. Holders of common stock are entitled to dividends as declared by the Board of Directors out of funds legally available. The outstanding common stock is validly issued and nonassessable. At October 19, 2005, we have outstanding 42,239,294 shares of common stock.

Preferred Stock.

                Series A Convertible Preferred Stock was issued in January 2000 in the amount of 1,945 shares. The stated value is $1,000 per share and par value is $.001. It is convertible into Hyperdynamics’ common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the then current 5 day trading average. All or any of the stock may be converted at any time at the holder’s option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This Series is nonvoting and pays dividends of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics’ option. 1,055 shares were converted to common stock in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in our lawsuit with the Series A shareholders. Since the outcome is not known and no conversion has been effected, Hyperdynamics has continued to accrue the dividend through September 30, 2004. Management evaluated the accrual as of September 30, 2004 and considers the accrual at that date to be adequate to cover the liability, if any, pursuant to the lawsuit.

                Series B Convertible Preferred Stock was issued on May 31, 2001 in the amount of 2,725 shares of Series B Convertible Preferred Stock for the acquisition of SCS Corporation. The stated value is $1,000 per share and the par value is $.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $.135 or 50% of the then current 5 day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the Series B Convertible Preferred Stock. Dividends may be paid in stock or cash at Hyperdynamics’s option.

                If all Preferred Series A and B shares were converted as of October 19, 2005, total common shares outstanding would be approximately 66,225,000 shares.

Dutchess Warrants.

                We granted Dutchess a warrant to purchase up to 500,000 shares of our common stock with a cashless exercise. The warrant is immediately exercisable and expires in August 2010. The fixed exercise price now $0.90 per share. The warrant agreement contains a registration rights clause.

Other Options and Warrants.

                We have outstanding an aggregate of 6,611,903 other warrants that were issued for employee and consultant compensation.

SELLING STOCKHOLDERS

                The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After If All Offered Shares Are Sold	Percentage Owned After Offering If All Offered Shares Are Sold
(1)	(2)		(3)	(3)

Dutchess Private Equities Fund, II, LP	8,400,000	8,400,000	-0-	-0-%

_______________________________

(1)	To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder). Except as set forth below, no Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Dutchess has entered into a series of agreements to provide us with financing.

(2)	Includes 6,400,000 shares not yet beneficially owned that are the subject of our equity line of credit agreement with Dutchess. Includes 1,500,000 shares issuable if the debenture is converted. Includes 500,000 shares of common stock underlying warrants.

(3)           Assumes no sales are transacted by the Selling Stockholder during the offering period

PLAN OF DISTRIBUTION

                The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders are not required to sell any shares in this offering. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

-	An exchange distribution following the rules of the applicable exchange;

-	Privately negotiated transactions;

-	An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

-	A combination of any such methods of sale;

-	Any other lawful method.

The Selling Stockholder may also engage in:

-	Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date;

-	Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date;

-	Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus;

-	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder;

-	Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

                Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commissions from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

                The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be “underwriters” within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

                We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

                If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

                We have retained the services of US EURO Securities, Inc. to represent us in connection with the equity line of credit. US EURO Securities, Inc. is a member of the NASD. We will pay $10,000 to US EURO Securities, Inc. for this service.

                Our offering expenses are estimated to be:

Amount Paid or be Paid (1)

SEC registration fee	$1,528.00.00
Underwriter fee	10,000.00
Printing and engraving expenses	1,000.00
Attorneys’ fees and expenses	25,000.00
Accountants’ fees and expenses	10,000.00
Transfer agent’s and registrar’s fees and expenses	1,000.00
Edgar service provider fee	3,000.00
Miscellaneous	1,000.00

Total	$52,528.00

_________________________

(1) The amounts set forth are all estimates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

                None.

INTEREST OF NAMED EXPERTS AND COUNSEL

                Joel Seidner, Esq., Attorney At Law, 1240 Blalock Road, Suite 250, Houston, Texas 77055, tel. (713) 461-2627 ext. 210, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner.

                Our consolidated balance sheets as of June 30, 2005 and 2004, and the consolidated statements of operations, stockholders’ deficit, and cash flows, for each of the three years in the period ended June 30, 2005 have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of Malone & Bailey, PC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

         Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.	INDEMNIFICATION. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.	INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

3.	DEFINITIONS. For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

                Our agreement with US EURO Securities, Inc. provides that we indemnify US EURO Securities for losses it may incur related to this offering.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

HYPERDYNAMICS CORPORATION Index To Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Hyperdynamics Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hyperdynamics Corporation and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2005. These financial statements are the responsibility of Hyperdynamics’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hyperdynamics Corporation as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

MALONE AND BAILEY, PC
www.malone-bailey.com
Houston, Texas

September 21, 2005

HYPERDYNAMICS CORPORATION
CONSOLIDATED BALANCE SHEETS
As of June 30, 2005 and 2004

	2005	2004
ASSETS
Current Assets
Cash	$259,448	$3,149,441
Restricted certificate of deposit	65,445	129,750
Accounts receivable, net of allowance for doubtful accounts of $31,242 and $16,451, respectively	19,635	28,244
Inventory	3,637	83,730
Prepaid expense	167,250	130,384
Other current assets	-0-	167

Total Current Assets	515,415	3,521,716
Property and equipment, net of accumulated depreciation of $314,171 and $207,667, respectively	599,092	406,821
Investment in Oil and Gas Properties, using Full Cost Method of Accounting	4,072,503	3,191,565
Restricted certificate of deposit	-0-	65,445
Deposit	22,312	21,632
Customer list, net of accumulated amortization of $4,441 in 2004	-0-	75,483

TOTAL ASSETS	$5,209,322	$7,282,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of installment notes payable	247,750	$126,670
Accounts payable and accrued expenses	558,314	319,231
Accounts payable seismic data	650,000	650,000
Deferred Gain	73,464	-0-
Customer deposits	-0-	3,264
Note payable	-0-	281,250
Dividends payable	372,398	352,953
Dividends payable to related party	27,250	163,500

Total Current Liabilities	1,929,176	1,896,868

Deferred Rent	134,697	141,482
Long-term portion of installment notes payable	-0-	43,372
Mandatorily redeemable preferred stock, net of $25,750 unamortized offering costs and $206,000 unamortized discount in 2004	-0-	540,750

Total Liabilities	2,063,873	2,622,472

Commitments and Contingencies	0
Stockholders’ Equity
Convertible preferred stock, par value $.001; stated value $1,000; 20,000,000 authorized; Series A - 1,945 shares issued and outstanding	2	2
Series B – 2,725 shares issued and outstanding	3	3
Common Stock, par value $.001; 50,000,000 shares authorized; 42,168,410 and 41,206,953 shares issued and outstanding	42,168	41,207
Additional paid in capital	22,915,690	19,086,822
Accumulated deficit	(19,812,414)	(14,467,844)

Total Stockholders’ Equity	3,145,449	4,660,190

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,209,322	$7,282,662

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003

Revenues	$172,699	$38,344	468,022
Operating Expenses
Cost of revenues	1,348,529	207,200	469,158
Selling	63,225	48,568	38,745
General and administrative	3,536,190	2,838,486	1,493,820
Impairment			704,061
Depreciation and amortization	124,660	61,004	176,938

Total Operating Expenses	5,072,604	3,155,258	2,882,722

LOSS FROM OPERATIONS	(4,899,905)	(3,116,914)	(2,414,700)

Other Income (Expense)
Interest expense	(239,187)	(474,463)	(55,407)
Interest income	16,973	8,268	6,139
(Gain) loss on retirement and sale of assets	17,159	0	(5,431)
Loss on retirement of mandatorily redeemable preferred stock	(76,847)	0	0
Gain on debt payoff	0	92,066

Total Other Income (Expense)	(316,220)	(374,129)	(43,837)

NET LOSS	(5,216,125)	(3,491,043)	(2,458,537)
Preferred dividend requirement	(128,445)	(186,779)	(186,779)

NET LOSS CHARGEABLE TO COMMON SHAREHOLDERS	$(5,344,570)	$(3,677,822)	(2,645,316)

Basic and diluted loss per common share	$(.13)	$(.12)	(.12)
Weighted average shares outstanding	41,646,844	31,938,926	22,580,526

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended June 30, 2005, 2004 and 2003

	Preferred		Common
	Shares	Amount	Shares	Amount

Balances, June 30, 2002	4,670	$5	21,033,791	$21,034
Common stock issued for:
– cash			4,371,811	4,372
– exercise of options			573,821	574
– services			405,526	405
– accounts payable			383,643	384

Issuance of stock options and warrants

Preferred stock dividends
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units

Beneficial conversion feature associated with convertible notes payable to officers

Payment of preferred stock dividends in common shares			862,915	863
Net loss

Balances, June 30, 2003	4,670	5	27,631,507	27,632
Common stock issued for:
– cash, net			8,575,543	8,576
– exercise of options for cash, net			179,000	179
– cashless exercise of options, net of 257,070 shares returned			2,976,263	2,976
– services			181,250	181
– accounts payable			35,489	35
– conversion of notes payable			1,595,573	1,596
– acquisition of HYD Resources			32,328	32
Issuance of stock options and warrants
Preferred stock dividends
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units
Net loss

Balances, June 30, 2004	4,670	5	41,206,953	41,207
Common stock issued for:
– exercise of options			321,500	321
– services			155,756	156
– conversion of mandatorily redeemable preferred stock			269,634	270
– accounts payable			25,372	25
– acquisition of HYD Resources			101,480	101
Issuance of stock options and warrants
Preferred stock dividends
Payment of preferred stock dividends in common shares			87,715	88
Net loss

Balances, June 30, 2005	4,670	$5	42,168,410	$42,168

See accompanying summary of accounting policies and notes to consolidated financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended June 30, 2005, 2004 and 2003
(Continued)

	Additional Paid in Capital	Accumulated Deficit	Totals

Balances, June 30, 2002	$8,491,055	$(8,144,706)	$367,388
Common stock issued for:
– cash	668,628		673,000
– exercise of options	116,065		116,639
– services	112,216		112,621
– accounts payable	105,336		105,720
Issuance of stock options and warrants	500,427		500,427
Preferred stock dividends	(186,779)		(186,779)
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units	35,903		35,903
Beneficial conversion feature associated with convertible notes payable to officers	243,934		243,934
Payment of preferred stock dividends in common shares	171,720		172,583
Net loss		(2,458,537)	(2,458,537)

Balances, June 30, 2003	10,445,284	(10,790,022)	(317,101)
Common stock issued for:
– cash, net	5,870,237		5,878,813
– exercise of options for cash, net	67,071		67,250
– cashless exercise of options, net of 257,070 shares returned	(27,948)		(24,972)
– services	393,557		393,738
– accounts payable	76,204		76,239
– conversion of notes payable	266,460		268,056
– acquisition of HYD Resources	93,718		93,750
Issuance of stock options and warrants	1,783,642		1,783,642
Preferred stock dividends		(186,779)	(186,779)
Funds raised from sale of warrants to purchase Hyperdynamics
Corporation stock in association with SCS Corp. units	118,597		118,597
Net loss		(3,491,043)	(3,491,043)

Balances, June 30, 2004	19,086,822	(14,467,844)	4,660,190
Common stock issued for:
– exercise of options	167,304		167,625
– services	389,904		390,060
– conversion of mandatorily redeemable preferred stock	849,077		849,347
– accounts payable	63,187		63,212
– acquisition of HYD Resources	281,149		281,250
Issuance of stock options and warrants	1,833,085		1,833,085
Preferred stock dividends		(128,445)	(128,445)
Payment of preferred stock dividends in common shares	245,162		245,250
Net loss		(5,216,125)	(5,216,125)

	$22,915,690	$(19,812,414)	$3,145,449

See accompanying summary of accounting policies and notes to consolidated financial statements.

HYPERDYNAMICS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,216,125)	$(3,491,043)	$(2,458,537)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	124,659	61,004	176,938
Stock issued for services	48,010	-0-	112,621
Options and warrants issued	1,833,085	1,783,642	500,427
Beneficial conversion feature associated with convertible notes payable to officers	-0-	249,066	18,990
(Gain)/loss on disposition of assets	17,160	-0-	(5,431)
Impairment	-0-	-0-	704,061
Bad debt expense	14,791	(216)	11,671
Accretion of interest and amortization of offering costs of mandatorily redeemable Preferred stock	231,750	231,750	-0-
Loss on retirement of mandatorily redeemable Preferred stock	76,847	-0-	-0-
Shares withheld from cashless exercise of Options	—	(24,972)	-0-
Changes in assets and liabilities
Accounts receivable	(6,182)	(20,853)	8,765
Inventory	46,016	(28,261)	1,034
Other current assets	(36,699)	234	5,324
Accounts payable and accrued expenses	302,291	(98,358)	345,050
Accrued officer salaries	-0-	-0-	110,330
Customer deposits	(3,264)	-0-	(36,878)
Change in deferred rent	(6,786)	9,577	9,576

NET CASH USED IN OPERATING ACTIVITIES	(2,574,447)	(1,328,430)	(496,059)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(266,956)	(129,112)	(35,932)
Decrease in restricted cash	129,750	86,391	82,724
Proceeds from sale of assets	13,413	-0-	39,356
Investment in unproved property	(1,250,406)	(1,900,990)	(321,233)
Return of deposit	(680)	1,800	-0-

NET CASH USED IN INVESTING ACTIVITIES	(1,374,879)	(1,941,911)	(235,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	-0-	5,878,813	673,000
Proceeds from exercise of options, net	167,625	67,250	116,639
Proceeds from sale of units consisting of warrants in Hyperdynamics and preferred stock in subsidiary, net of $39,500 and $12,000 offering cost, respectively	-0-	355,500	108,000
Proceeds from sale of working interest in oil and gas properties, net	814,000	-0-	-0-
Proceeds from installment debt	227,454	-0-	-0-
Payments on installment debt	(149,746)	(57,798)	(19,493)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,059,333	6,243,765	878,146

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended June 30, 2005, 2004 and 2003 (Continued)

	2005	2004	2003

Net Change In Cash	(2,889,993)	2,973,424	147,002
CASH AT BEGINNING OF PERIOD	3,149,441	176,017	29,015

CASH AT END OF PERIOD	$259,448	$3,149,441	$176,017

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$7,437	$10,100	$21,107
Income taxes paid in cash	-0-	-0-	-0-

NON-CASH TRANSACTIONS
Issuance of common stock for accounts payable	$63,212	$76,239	$105,720
Payment of preferred stock dividends in common shares	245,250	-0-	172,583
Conversion of accrued officer salary to convertible notes payable to officers net of amortized discount	-0-	-0-	224,944
Conversion of notes payable to common stock	-0-	268,056	-0-
Conversion of mandatorily redeemable preferred stock	849,347	-0-	-0-
Issuance of stock for oil and gas properties	342,050	393,738	-0-
Purchase of HYD Resources for stock and note payable	-0-	375,000	-0-
Stock issued for note payable	281,250	-0-	-0-

See accompanying summary of accounting policies and notes to financial statements.

Hyperdynamics Corporation

Notes To Consolidated Financial Statements

Note 1 - Significant Accounting Policies

Nature of business. Hyperdynamics Corporation (Hyperdynamics) is a Delaware corporation formed in March 1996. Hyperdynamics utilizes its integrated technology infrastructure to provide support to its wholly-owned subsidiaries, SCS Corporation (SCS), HYD Resources Corporation (HYD), and Trendsetter Production Company (Trendsetter). Through SCS, Hyperdynamics focuses on oil and gas exploration offshore Guinea. SCS began operations in oil and gas exploration, seismic data acquisition, processing, and interpretation in late fiscal 2002. In April 2004, Hyperdynamics acquired HYD, and in January 2005, Hyperdynamics acquired Trendsetter, an oil and gas operator in Louisiana that had been under common ownership with HYD. Trendsetter owns oil and gas leases. It contracts with its sister company, HYD, which drills new wells in shallow, proven areas and implements production facilities on Trendsetter leases to produce oil and gas. The fiscal year-end is June 30.

Basis of presentation. The consolidated financial statements include the accounts of Hyperdynamics and its wholly-owned subsidiaries, SCS, HYD Resources Corporation, and Trendsetter Production Company. Significant inter-company accounts and transactions have been eliminated.

Estimates and assumptions. Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates.

Cash and cash equivalents include all highly liquid investments purchased with original maturity of three months or less.

Restricted cash is a certificate of deposit at a bank that uses the letter of credit as collateral for supporting Hyperdynamics’ lease commitment. The CD matures on May 9, 2006 and accrues interest at 1.3% annually. The restriction on the CD will be lifted on November 1, 2005.

Revenue recognition. Revenue, if any, from tape conversions, consulting and oil field services, is recognized when services are rendered. Revenues for oil and gas sales are recognized at the point when title to the oil or gas passes to the customer. For oil sales, this occurs when the customer’s truck takes delivery of oil from Trendsetter’s storage tanks.

Property and equipment. Hyperdynamics follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, development and production of oil and gas reserves. Under this method, all costs including internal costs that are directly related to acquisition, exploration, and development activities are capitalizable as oil and gas property costs.

Amortization of unproved property costs begins when the properties become proved or their values become impaired. Hyperdynamics assesses the realizability of unproved properties at least annually or when there has been an indication that an impairment in value may have occurred. Impairment of unproved properties is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of Hyperdynamics to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Under full cost accounting rules for each cost center, capitalized costs of proved properties, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10 percent, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

Accounts receivable are written down to reflect management’s best estimate based upon known specific analysis, historical experience, and other currently available evidence of the net collectible amount.

Inventory consists of oil field equipment and is stated at the lower of cost or market using the first-in first-out basis (FIFO).

Long-lived assets. Property, equipment and a building are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of 3 - 15 years.

The Company follows Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, by reviewing such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment loss recognized is the excess of the carrying amount over the fair value of the asset.

Accounts payable and accrued expenses as of June 30, 2005 and 2004 consist of the following:

	2005	2004

Accounts payable	$332,635	$252,601
Accrued payroll expenses	112,249	17,378
Accrued insurance	110,494	-0-
Taxes payable	2,258	29,945
Accrued warranty	678	1,831
Current portion of deferred rent	-0-	17,476

Total	$558,314	$319,231

Deferred rent represents the difference between the rent expense per month as calculated based on the total contractual payments specified over the 10 year period of the lease and the actual monthly rent paid. It arises because the initial 6 months of the lease were free and because the rent payment increases after the 60th month of the lease. The deferral reverses beginning in the year ended June 30, 2005.

Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Hyperdynamics accounts for stock options issued to employees under the recognition and measurement principles of FASB Statement No. 123, Accounting for Stock-Based Compensation. No options are outstanding as of June 30, 2005 and 2004.

The basic net loss per common share is computed by dividing the net loss chargeable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended June 30, 2005, 2004 and 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recently issued accounting pronouncements. Hyperdynamics does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Hyperdynamics’ results of operations, financial position or cash flow.

Reclassifications.  Certain prior year amounts have been reclassified to conform with the current year presentation.

Note 2 - HYD Resources Corporation and Trendsetter Production Company

In April 2004, Hyperdynamics purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics common stock in four quarterly installments to be paid between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to the company by its initial shareholders. As of June 30, 2005, the entire purchase price has been paid. The final purchase price allocation is:

Inventory	$15,400
Field equipment	359,600

Total assets	$375,000
Liabilities	0

Net Assets	$375,000

HYD is a dealer of used equipment and it provides oil field services, such as well workovers, drilling services, and the repair and leasing of equipment to oil field operators. In conjunction with the purchase of HYD, Hyperdynamics entered into two employment agreements with HYD’s prior owners under which Hyperdynamics agreed to pay two employees $3,500 per month. Under the contracts, Hyperdynamics may terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. One of the employees was terminated early in 2005 and the other remains as the primary operating officer.

The initial employment agreements stipulated that bonuses, in the form of three contingent notes payable, of up to $856,000 will be paid based upon HYD’s net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As of June 30, 2005, HYD had a cumulative net loss of approximately $1,381,524. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount.

The previous owners of HYD also previously owned Trendsetter Production Company (Trendsetter), a Louisiana oil and gas operator. In January 2005, Hyperdynamics acquired Trendsetter. Trendsetter at that time had no operations and one oil lease of nominal cost. This transaction involved entities under common control; accordingly, Trendsetter’s asset was recorded at historical cost. The reporting segment for the HYD and Trendsetter Production Company is designated as “HYDR”.

Note 3 - Property and Equipment

A summary of property and equipment as of June 30, 2005 and 2004 is as follows:

		2005	2004

Computer equipment and software	3 years	$153,689	$193,400
Office equipment and furniture	5 years	13,892	13,892
Oil field equipment	3 years	64,252	-0-
Oil field equipment	5 years	551,038	-0-
Other equipment	5 years	80,392	407,196
Building	15 years	25,000	-0-
Land	N/A	25,000	-0-

Total cost		913,263	614,488
Less: accumulated depreciation and amortization		(314,171)	(207,667)

Net carrying value		$599,092	$406,821

Hyperdynamics reviews assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During the years ended June 30, 2005 and 2004, there was no impairment of Hyperdynamics’ assets. During the year ended June 30, 2003, Hyperdynamics had a goodwill impairment of $380,000 and an asset impairment of $354,061.

Note 4 – Investment in Oil and Gas Properties

Investment in Oil and Gas Properties consist of Hyperdynamics’ concession in offshore Guinea, as previously disclosed, and leaseholds in Louisiana, USA. Proved Oil and Gas Properties relate to three leases in Louisiana, USA. The following table provides detail of costs to date by country as of June 30, 2005 and 2004:

	Republic of Guinea	USA	Total

As of June 30, 2005
Lease acquisition costs
Proved	$-0-	$4,269	$4,269
Unproved	290,452	13,329	303,781
Exploration costs – unproved properties
Geological and geophysical costs	3,782,051	-0-	3,782,051
Drilling	-0-	50,773	50,773
Development costs	-0-	607,175	607,175
Purchased proved reserves	-0-	64,990	64,990
Cost recovery (sale of working Interest)	-0-	(740,536)	(740,536)

	$4,072,503	$0	$4,072,503

As of June 30, 2004
Lease acquisition costs
Unproved	$290,452	$-0-	$290,452
Exploration costs – unproved properties
Geological and geophysical costs	2,901,113	-0-	2,901,113

	$3,191,565	$-0-	$3,191,565

Sale of working interest

During March 2005, Hyperdynamics began to market working interest units in one lease in Louisiana, USA. The working interest units were priced at $55,000 for each one percent working interest. 49 units were available for sale. Marketing costs related to these units are 20%. As of June 30, 2005, 18.5 units had been sold, resulting in net proceeds of $814,000.

The proceeds reduced the full cost pool related to the USA by $740,536. By the terms of the agreement, Hyperdynamics must drill an additional four wells to the casing point at its own expense. Because Hyperdynamics has this obligation to the working interest investors as of June 30, 2005, there will be no gain computed on the sale of these units until the obligation is fulfilled. Therefore, the balance of the net proceeds, $73,464, is reflected as deferred gain as of June 30, 2005.

Republic of Guinea Production Sharing Agreement (PSA) Under the PSA, SCS had the following obligations:

a.	Pursuant to the PSA, a payment to the Government of Guinea of $250,000 was made in June 2003. The PSA specifies royalties and production sharing if oil and gas is discovered offshore Guinea . The PSA was filed in a Form 8-K filed on July 29, 2005,

b.	SCS must perform 2-D seismic and other work on 4,000 kilometers of seismic acquired in 2003, as well as additional work on pre-acquired seismic, exceeding the work requirement obligation of the PSA for the First Exploration Period which ended in December 2003. SCS has continued its work in 2004 and 2005 and contracted with third parties for a satellite seeps study and a coring analysis as well as obtaining an independent interpretation of its data from an internationally known vendor, PGS.

c.	During the second exploration period, SCS is required to drill at least one exploratory well at an estimated cost of $10 million. The time frame SCS has to complete this requirement is at least four years. Because of events as explained below, management believes the time frames are frozen as a case for Force Majeure has occurred pursuant to the PSA.

If SCS were to continue to perform under the 2002 PSA as farmed out from USOil, SCS would pay USOil $1,600,000 conditionally if SCS obtains third party financing for this Guinea development project from an oil company partner participating in a working interest purchase or a 3rd party financing company. Also under the 2002 PSA and associated Farmout Agreement with USOil, a 3% royalty on oil and gas production would also be paid to USOil. With the events surrounding the 8-K filed in July with regard to a fake termination letter as discussed below, the ensuing litigation with USOil Corporation may ultimately determine any amounts at all to be paid pursuant to the original terms of the Farmout Agreement. While in Guinea, the Vice President and CEO also hired a new in-country general manager to facilitate consistent daily communication with the Government.

On June 27, 2005, SCS made a request for a drilling permit to the Guinea Government through its USOil contact. On July 12, 2005, USOil claimed that the Guinea Government had cancelled the Royalties and Production Sharing Agreement. We believe that the PSA is still in full force and effect because none of the terms regarding disputes with respect to any issues regarding the PSA, including proper procedures for termination of the PSA were followed whatsoever. The terms of the PSA regarding disputes and termination were literally ignored. Additionally, the purported termination letter did not specify the reason for termination and the letter was not signed by the Minister of the private office of the President of Guinea, or the President himself.

Hyperdynamics hired Famourou Kourouma as its new Vice President for Guinea Affairs in August. Both Mr. Kourouma and CEO Kent Watts traveled to Guinea. They have determined from direct meetings with the Ministre Secretaire General de la Presidence de la Republique de Guinee that the termination letter did not originate from his office. For the termination letter to be legitimate it would have had to be initiated by his office with his knowledge. The termination letter was a fake. The Government has represented that SCS will be allowed to resume work and the Ministre Secretaire General is working on this by order of his Excelence President Lansana Conte.

Note 5 - Accounts Payable Seismic Data

In February 2003, SCS agreed to pay $650,000 to Offshore Seismic Surveys, Inc. (OSS), an offshore seismic company, for OSS agreeing to release GHRC from the $550,000 due to OSS for the Guinea seismic data. The additional $100,000 was charged to expense in 2003. OSS maintains a lien on the ownership and sale of 1,000 kilometers of the seismic data acquired in 2002, for the $650,000 less any payments made on this amount.

Any user license sales proceeds generated from user licenses of the 2002 acquired data shall first go to pay off the $650,000 liability at a rate of 90 percent of gross user license sales proceeds for OSS and 10 percent for SCS until the $650,000 is paid in full. Any funding arrangement SCS enters into with respect to the Guinea PSA, whereby all rights and obligations under the PSA are transferred, shall cause the $650,000 to become immediately due upon signing and funding of such agreement.

Note 6 - Installment Notes Payable

Installment notes payable consist of the following as of June 30, 2005 and 2004:

	2005	2004

Lease payable in approximately 6 equal remaining monthly installments of $1,693 including interest at 10% APR, and secured by electrical equipment	$9,872	$28,191

Vendor settlement payable in 9 equal remaining monthly installments of $1,000 plus a balloon payment of $24,500 due May 1, 2006, no interest and no collateral	33,500	45,500

Lease/Purchase payable for acquisition of oil and gas operations center with 5 equal remaining monthly installments of $6,541 including interest of 12% APR, and secured by a metal building of approximately 7,000 sq. ft. located on about 7/10 of an acre of land	31,725	-0-

Directors and Officers Liability Insurance premium notes payable with $20,994 down and the balance in 9 monthly installments of $9,546 including interest of 5.5% APR	104,970	-0-

Equipment floater finance agreement, payable in one remaining installment	800	-0-

Workman’s Compensation finance agreement payable with $10,117 down and balance in 9 monthly installments of $4,826	49,786	-0-

Auto insurance finance agreement payable with $6,185 down and balance in 9 monthly installments of $1,276	17,097	-0-

Insurance premium notes payable in 8 variable monthly installments beginning at about $12,000 and declining per month, including interest at 7.8% APR	-0-	96,351

Subtotal	247,750	170,072

Less current portion	(247,750)	(126,670)

Long-term portion	$-0-	$43,372

Note 7 - Letter Of Credit

Hyperdynamics renewed its letter of credit for $65,445 with Frost Bank, and it now expires on October 31, 2005. The purpose of the letter of credit is to guarantee the lease payments on Hyperdynamics’ office space. The letter of credit is guaranteed by a security interest in a certificate of deposit with Frost Bank that may not be redeemed until the letter of credit expires. There were no draws against this letter of credit as of June 30, 2005. The letter will not be renewed upon expiration and the funds will be free of restriction at that time.

Note 8 – Mandatorily Redeemable Preferred Stock

As of June 30, 2004, 5.15 units consisting of 5.15 shares of SCS Series A Preferred Stock and warrants to purchase 257,500 shares of Hyperdynamics common stock at $.25 per share had been sold. The portion of the proceeds of these units that is allocable to the SCS preferred stock is $360,500 less $51,500 paid as a cost of offering leaving $309,000. The $51,500 was to be amortized until July 1, 2005, the date on which the stock is redeemable at the stockholders’ option. As of June 30, 2004, unamortized offering costs were $25,750.

The proceeds were allocated $360,500 to the warrants and $154,500 to the Preferred Stock based on their relative fair market values. The warrants’ fair market value was estimated using the Black-Scholes option pricing model. Variables used in the Black-Scholes option pricing model include (1) 3.0% risk-free interest rate, (2) expected warrant life is five years, the actual remaining life of the warrant, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends. The fair market value of the preferred stock was estimated as the discounted present value, using a discount rate of 30%, of the amount redeemable at the option of the holder, $150,000, on July 1, 2005, which is the first date that the preferred stock is redeemable at the holder’s option.

During the year ended June 30, 2005, Hyperdynamics retired 5.15 units of SCS mandatorily redeemable preferred stock. Hyperdynamics offered payment of this obligation using Hyperdynamics common stock in lieu of cash, as provided by the original agreement. The investors received one share of Hyperdynamics common stock for each $1.91 of preferred stock outstanding. All investors accepted this offer as of March 31, 2005; a total of 269,634 shares were issued to redeem the 5.15 units they owned. A loss of $76,847 was recorded on the redemption.

Note 9 - Income Taxes

Income taxes are not due since Hyperdynamics has had losses since inception. Hyperdynamics has net operating loss carryforwards of approximately $12,911,000 at June 30, 2005.

Deferred tax assets	$4,389,000
Less: valuation allowance	(4,389,000)

Net deferred taxes	$0

Internal Revenue Section 382 restricts the ability to use these carryforwards whenever an ownership change as defined occurs. Hyperdynamics incurred such an ownership change on January 14, 1998 and again on June 30, 2001, As a result of the first ownership change, Hyperdynamics’ use of net operating losses as of January 14, 1998 of $949,000 are restricted to $151,000 per year. The availability of losses from that date through June 30, 2001 of $3,313,000 are restricted to $784,000 per year. Losses in fiscal 2002 and beyond are not restricted. The net operating loss carryforwards expire from 2011 to 2025.

Note 10 - Preferred Stock

Series A Convertible Preferred Stock was issued in January 2000 for net proceeds of $2,604,190. The stated value is $1,000 per share and par value is $.001. It is convertible into Hyperdynamics’ common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the current 5-day trading average. All or any of the stock may be converted at any time at the holder’s option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This Series is non-voting and pays dividends of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics’ option. 1,055 shares were converted to common in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in the lawsuit with the Series A shareholders. Since the outcome is not known and no conversion has been effected, Hyperdynamics has continued to accrue the dividend through September 30, 2004. Management evaluated the accrual as of September 30, 2004, and considers the accrual at that date to be adequate to cover the liability, if any, pursuant to the lawsuit.

As of June 30, 2004, $352,953 in dividends were accrued. Dividends of $19,445 have been accrued in 2005, resulting in total accrued Series A dividends of $372,398 as of June 30, 2005.

2,725 shares of Series B Convertible Preferred Stock were issued for the acquisition of SCS Corporation on May 31, 2001. The stated value is $1,000 per share and the par value is $.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $.135 or 50% of the current 5-day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the preferred stock. Dividends may be paid in stock or cash at Hyperdynamics’ option. Dividends accrued on the Series B as of June 30, 2004 were $163,500. In 2005 dividends of $81,750 were accrued for the first three quarters of 2005, resulting in accrued dividends as of March 31, 2005 of $245,250. The Board of Directors approved the issuance of 87,715 shares of restricted common stock to pay the March 31, 2005 accrued Series B dividend. Dividends were accrued for the fourth quarter leaving a June 30, 2005 balance of $27,250.

Accrued dividends on Series A and Series B stock as of June 30, 2005 and 2004 totaled $399,648 and $516,453, respectively.

If all Preferred Series A and B shares were converted as of June 30, 2005, total common shares outstanding would be approximately 66,225,000 shares.

Note 11 - Common Stock

During the year ended June 30, 2004, Hyperdynamics issued 35,489 shares of common stock for accounts payable of $76,239. Between November 2003 and March 2004, private investors purchased 8,575,543 shares of common stock and 3,534,903 warrants with an exercise price of $2.00 per share, expiring in second quarter of 2006, for $6,532,014. Offering costs were $653,201, resulting in net proceeds of $5,878,813.

Additionally, during the year ended June 30, 2004, Hyperdynamics issued 181,250 shares for services valued at $393,738. Hyperdynamics’ Officers converted their convertible notes payable during the year ended June 30, 2004, which at that time totaled $268,056 in principal and interest, at a price of $.168. This resulted in the issuance of 1,595,573 shares. Hyperdynamics delivered 1,227,764 shares issued pursuant to the notes payable on December 31, 2003 and 367,809 shares, the balance of the shares issued pursuant to the notes payable, on January 14, 2004. During the year ended June 30, 2004, 179,000 warrants were exercised for gross proceeds of $74,500; after offering costs of $7,250, net proceeds were $67,250.

During the year ended June 30, 2004, three Hyperdynamics Officers exercised 3,233,333 warrants with an exercise price of $.23 per share in a cashless exercise when Hyperdynamics stock fair market value was $2.99. 257,070 shares were deducted from the shares issued for taxes withheld of $24,976 and the exercise price of $743,667; thus the net exercise was 2,976,263 shares. Finally, during the year ended June 30, 2004, Hyperdynamics issued 32,328 shares to pay the first $75,000 installment on the purchase of HYD Resources Corporation.

During the year ended June 30, 2005, Hyperdynamics issued 25,372 shares of common stock for accounts payable of $63,212; 101,480 shares of common stock were issued for $281,250 note payable to pay off the purchase price of HYD Resources Corporation; 20,006 shares of common stock were issued for services totaling $48,010; 135,750 shares of common stock were issued for $342,050 of oil and gas properties; 269,634 shares of common stock were issued to redeem $849,347 worth of the SCS Series A preferred stock; and 87,715 shares of common stock were issued to pay $245,250 of Series B accrued dividends.

Also during 2005, 321,500 shares were issued for warrant exercises totaling $167,625.

Note 12 - Stock Options and Warrants

Hyperdynamics’ Stock Option Plan provides for the grant of non-qualified options to Directors, employees and consultants, and opportunities for Directors, Officers, employees and consultants to make purchases of stock in Hyperdynamics. In addition, Hyperdynamics issues stock warrants from time to time to employees, consultants, stockholders and creditors as additional financial incentives. The plans and warrant issuances are administered by the Board of Directors, which has substantial discretion to determine which persons, amounts, time, price, exercise terms, and restrictions, if any. Options differ from warrants in that the options awards are immediately exercisable and are assignable. In contrast, warrants have employment termination restrictions, vesting periods and are non-transferable.

During 2005, Hyperdynamics did not grant any compensatory warrants or options. In 2004 and 2003 respectively, Hyperdynamics granted 2,360,000 and 150,000 warrants to consultants. The compensation cost recognized for these warrants was $1,833,085, $1,517,922 and $85,014 for the years ended June 30, 2005, 2004 and 2003, respectively, based on the Black-Scholes option pricing model.

During 2005, 2004 and 2003, Hyperdynamics issued warrants to employees in the amounts of -0- and 333,333 and 4,510,000 warrants, respectively. There were 800,000 warrants forfeited during the year ended 2003 due to termination of employment. The compensation cost recognized for these warrants was $265,721 for the year ended June 30, 2004 and $415,412 in 2003, based on the Black-Scholes option pricing model. In addition to shares issued to consultants and employees, investors purchased 3,732,403 warrants in conjunction with purchases of SCS preferred stock and Hyperdynamics common stock.

The weighted average fair value of the stock options granted during 2005, 2004 and 2003, was $-0- and $1.31 and $.32, respectively. Variables used in the Black-Scholes option pricing model include (1) risk-free interest rates ranging from 1% to 5%, depending on the grant dates and the expected lives of the options, (2) expected option life is the actual remaining life of the options as of the grant date, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends.

Summary information regarding options and warrants is as follows:

	Options	Weighted Average Share Price		Warrants	Weighted Average Share Price

Outstanding June 30, 2002	164,636		$1.15	6,272,500	$1.16

Granted				5,906,463.24
Exercised				(573,821)	.20
Expired	(164,636)		1.15	(525,000)	1.21
Cancelled due to repricing				(5,585,142)	.48
Forfeited				(870,000)	.28

Outstanding, June 30, 2003	0	$	N/A	4,625,000	$1.16

Granted				6,425,736	1.31
Exercised				(3,412,333)	.28
Expired				(355,000)	.83
Cancelled due to repricing				-0-	-0-
Forfeited				-0-	-0-

Outstanding, June 30, 2004	0		N/A	7,283,403	1.69

Granted				250,000.55
Exercised				(321,350)	.52
Expired unused				(600,000)	6.50

Outstanding, June 30, 2005	0		N/A	6,611,903	$1.27

Warrants outstanding and exercisable as of June 30, 2005:

Exercise Price	Outstanding Number of Shares	Remaining life	Exercisable Number of Shares
$.23	800,000	2 years	800,000
.25	175,000	3 years	175,000
.28	10,000	1 years	10,000
.50	100,000	1 years	100,000
.50	1,992,000	2years	1,392,000
2.00	3,534,903	2years	3,534,903

	6,611,903		6,011,903

Note 13 - Segment Information

Reportable segments

Hyperdynamics management has two reportable segments: SCS Corporation (“SCS”) and its Louisiana operations (“HYD”). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYD is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment’s performance.

The following tables summarize certain balance sheet and income statement data about Hyperdynamics’ reportable segments and corporate overhead for the years ended June 30, 2005, 2004 and 2003:

As of June 30, 2005	SCS	HYD	Corporate	Total

Segment assets	$4,104,519	$819,170	$285,633	$5,209,322

As of June 30, 2004	SCS	HYD	Corporate	Total

Segment assets	$3,310,065	$515,043	$3,457,553	$7,282,661

Year ended June 30, 2005:
	SCS	HYD	Corporate	Total

Revenues from external customers	$3,140	$169,259	$300	$172,699
Depreciation, depletion and amortization	28,499	77,370	18,791	124,660
Loss from operations	(528,617)	(1,508,093)	(2,863,195)	(4,899,905)
Expenditures for long-lived assets	888,630	958,092	16,708	1,863,430

Year ended June 30, 2004:

Revenues from external customers	$18,314	$9,974	$10,056	$38,344
Depreciation, depletion and amortization	24,248	19,093	17,663	61,004
Loss from operations	(407,622)	(92,232)	(2,617,060)	(3,116,914)
Expenditures for long-lived assets	2,338,980	359,304	1,244	2,699,528

Year ended June 30, 2003:

Revenues from external customers	$450,831	$-0-	$17,191	$468,022
Depreciation, depletion and amortization	365,081	-0-	515,919	881,000
Loss from operations	(688,986)	-0-	(1,719,147)	(2,408,133)
Expenditures for long-lived assets	63,115	-0-	927,691	990,806

Product and Service Information Year Ended June 30
	2005	2004	2003

Revenues from:
Seismic data management	$3,140	$18,314	$450,831
Computer related sales	300	10,056	17,191
Oilfield services	117,251	9,974	-0-
Oil and gas production	52,008	-0-	-0-

Totals	$172,699	$38,344	$468,022

Geographical Information All revenues currently derive from domestic sources. All long-lived assets are located in the USA, except for rights associated with the Guinea offshore territory.

Note 14 - Commitments and Contingencies

From time to time, Hyperdynamics and its subsidiaries are involved in a number of routine business disputes that may occur in the ordinary course of business. Hyperdynamics is unable to predict the outcome of such matters when they arise. Other than disputes currently disclosed under litigation, the company is unaware of any other disputes that exist and does not believe that the ultimate resolution of such matters would have a material adverse effect on the financial statements of Hyperdynamics.

Hyperdynamics leases its office space from AGP Westwood, LTD over a 10 year period. The company’s rent under this lease has increased from $20,774 for months 7-54, to $24,114 for months 55-120. The lease payments began on November 1, 2000. Additional common area maintenance charges are assessed. At June 30, 2005, future minimum payments are $289,364 per year in years 2006-2010, and $120,568 in 2011. Rent expense for the years ended June 30, 2005, 2004 and 2003 totaled $267,290, $274,214 and $268,040, respectively. Hyperdynamics has a termination option that may be exercised after 60 months of the lease. If the termination option is exercised, Hyperdynamics will be released from the lease after 69 months. On May 5, 2005 the Company filed a lawsuit styled Hyperdynamics Corporation v. AGB Westwood L.P.; Cause No. 2005-30992; In the 165th Judicial District Court of Harris County, Texas. The Company alleges that AGB Westwood L.P. committed fraud and has breached the lease contract with Company. The Company intends to aggressively pursue damages for its claims and is looking to cancel the lease and move out in order to mitigate further damages.

In addition, Hyperdynamics is involved in a dispute with its Series A Preferred Stock shareholders over conversion rights to common stock and whether monetary damages are due for various claims against the preferred shareholders. The economic effects of and the probable outcome of this contingency are not known.

Hyperdynamics’ subsidiary, SCS, has $350,000 remaining of a contingent note payable due to Seacon Computer Systems Inc., the former owners of SCS Corporation’s assets.

As mentioned above, should Hyperdynamics’ subsidiary, SCS, continue under the 2002 PSA, Hyperdynamics will owe USOil $1,600,000 if SCS procures third party funding for the Guinea project (see Note 4).

Hyperdynamics’ subsidiary, SCS, has arrangements with one individual and one corporation to provide geological and geophysical services in exchange for Hyperdynamics common stock. This arrangement was temporarily put on hold beginning in July 2005. Should SCS continue with the 2002 PSA or proceed with rights to explore and exploit the concession off the coast of Guinea, Hyperdynamics may be obligated under these agreements to issue 41,250 - 46,250 shares per quarter, depending upon the price of Hyperdynamics common stock, or it may, at the company’s option renegotiate or cancel such agreements going forward in any respect.

Note 15 - Related Party Transactions

Related party transactions include payments to the CEO’s brother, Michael Watts, as follows: during the year ended June 30, 2004, Michael Watts, the CEO’s brother, received payment of $699,951 cash to pay for offering costs on private subscription agreements and warrants exercised. Additional offering costs will also be paid on 3,732,403 warrants purchased by private investors should they be exercised in the future. If all of these warrants were exercised, Michael Watts would receive approximately $712,000 to pay these additional costs.

Additionally, 1,200,000 warrants with an exercise price of $.50 per share were issued to a company of which Michael Watts is president for public relations/investor relations services. The warrants vest quarterly from January 2004 through December 2005 and expire July 18, 2007. As of June 30, 2005, 960,000 of these warrants have vested. The value of the 1,200,000 warrants, as computed using the Black-Scholes model, was $2,256,592 of which $1,101,493 and $959,895 was recognized in 2005 and 2004, respectively. The balance will be recognized in the fiscal year ended June 30, 2006, when they vest.

On February 9, 2005 the Audit Committee of Hyperdynamics Corporation, acting under the Audit Committee Charter adopted by the Board of Directors on October 18, 2005, pre-approved a contract with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of the Chief Executive Officer. The contract was executed by Trendsetter Production Company (a wholly owned subsidiary) with Geoserve Marketing. Under the Agreement Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in gross revenues of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest on the company’s oil and gas leases; obtain executed documents for such sales as required by the company; help prepare the marketing materials for working interest sales; obtain investor non-disclosure agreements and other representations from all prospective non-operators; obtain a check or wired funds from and signatures of non-operators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the independent audit committee pre-approved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% or $1,017,500 of a total of 49% working interest had been sold and Geoserve Marketing had been paid promotion fees of $203,500. On July 29, 2005, the audit committee pre-approved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until a total of gross sales of $2,695,000 has occurred or it has been determined that HYDR is cash flowing, as a whole, or the company otherwise reaches a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of September 8, 2005, 32.5% or $1,787,500 had been sold and a total of $357,500 in promotion fees has been paid to Geoserve Marketing.

On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained pre-approval from the audit committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD Resources Corporation. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. Our Audit committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

Note 16 - Subsequent Events

On July 12, 2005, Hyperdynamics Corporation received a letter from USOil Corporation whereby they claimed that the royalties and production sharing agreement between them and Guinea had been terminated. Hyperdynamics immediately went to work to rectify the situation and initially took the position that the Royalties and Production Sharing Agreement was still in full force and effect since the contract was ignored with respect to events of default, remedies, notices, and cures of such defaults. On August 26, 2005, Hyperdynamics hired Famourou Kourouma as its new Vice President for Guinea Affairs in August. Both Mr. Kourouma and the Company’s CEO, Kent Watts traveled to Guinea. They have determined from direct meetings with the Ministre Secretaire General de la Presidence de la Republique de Guinee that the termination letter did not originate from his office. For the termination letter to be legitimate it would have had to be initiated by his office with his knowledge. The termination letter was a fake. The Government has represented that SCS will be allowed to resume work and the Ministre Secretaire General is working on this by order of his Excelence President Lansana Conte. Mr. Kourouma remains working in Guinea at this time.

On August 12, 2005, Hyperdynamics closed a private financing transaction with Dutchess Private Equities Fund II, LP. The financing included a subscription for a $1,500,000 two (2) year debenture that was funded in the amount of $1,000,000 upon closing and will fund $500,000 upon filing of a registration statement which is expected to be filed in October or November 2005. Upon effectiveness of the ensuing registration, Dutchess may elect to convert the payments coming due on the debenture at a stock price of the lesser of the fixed floor conversion price or $1 per share. Hyperdynamics may request another debenture with Dutchess for an additional $1,500,000 upon the effectiveness of the registration statement. Management believes that the registration statement will be effective within six months. However, since only the Securities and Exchange Commission can order a registration statement effective, it is not known for certain when or if the registration statement will become effective. Management believes that these financings will enable Hyperdynamics to fund its operating activities through June 30, 2006.

Hyperdynamics also executed an investment agreement with Dutchess and received a commitment from Dutchess to fund up to $20,000,000 in equity at 95% of the market price. The company and Dutchess agreed through a global amendment to limit the number of shares to register under financing to 8,400,000 shares without a shareholder vote. This insures the number of shares to be issued will not exceed 20% of the outstanding common stock as is required by the rules of the American Stock Exchange. Thus, the amount ultimately raised by the financing will be determined strictly by the stock price at each point in time the equity line is used.

On August 31, 2005, Trendsetter Production Company (wholly owned by HYD Resources Corporation) signed a gas facilities contract with Tennessee Gas Pipeline Company. On September 1, 2005, a gas sales and purchase contract was signed with British Petroleum. The company is now installing the production facilities and metering equipment to allow it to begin selling its natural gas reserves.

FORM S-1 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount Paid or be Paid (1)
SEC registration fee	$1,528.00.00
Underwriter fee	10,000.00
Printing and engraving expenses	1,000.00
Attorneys’ fees and expenses	25,000.00
Accountants’ fees and expenses	10,000.00
Transfer agent’s and registrar’s fees and expenses	1,000.00
Edgar service provider fee	3,000.00
Miscellaneous	1,000.00

Total	$52,528.00

_____________________
(1) The amounts set forth are all estimates. ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

         Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.  INDEMNIFICATION. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.  INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

3.  DEFINITIONS.  For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

                Our agreement with US EURO Securities, Inc. provides that we indemnify US EURO Securities for any losses it has related to this offering.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.               RECENT SALES OF UNREGISTERED SECURITIES

                During the 3 year period ended October 24, 2005, we issued unregistered securities in transactions summarized below.

                In November-December 2002, we sold 461,320 shares of common stock to seven investors for an aggregate of $92,264. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In December 2002, we issued 862,915 shares of common stock to one investor to pay a dividend on preferred stock. We valued this transaction at $172,583. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In December 2002, we issued 305,556 shares of common stock to one vendor for services rendered. We valued this transaction at $82,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In January-February 2003, we sold 295,000 shares of common stock to three investors for an aggregate of $67,050. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April-May 2003, we sold 4,528,33 shares of common stock to 13 investors for aggregate consideration of $623,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April 2003, we issued 302,933 shares of common stock to one vendor for services rendered. We valued these transactions at $84,821. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In July-September 2003, we issued 30,000 shares of common stock to two vendors. We valued these transactions at $35,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In October-December 2003, we sold 1,328,454 shares of common stock to 29 investors for an aggregate of $926,299. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In February-April 2004, we issued 125,000 shares of common stock to one vendor for services rendered. We valued these transactions at $252,188. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In January-March 2004, we sold 7,376,090, shares of common stock to 84 investors for an aggregate of $5,664,614. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April 2004, we issued 2,333,333 shares of common stock to employees upon cashless exercise of options. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April 2004, we issued 32,328 shares of common stock to person upon the acquisition of assets. We valued these transaction at $93,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April-June 2004, we issued 70,822 shares of common stock to four vendors for services rendered. We valued these transactions at $182,789. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In April-June 2004, we issued 55,000 shares of common stock to two investors who exercised warrants for $15,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In August-September 2004, we sold 22,50 shares of common stock to two investors for an aggregate of $8,125. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September 2004, we issued 46,250 shares of common stock to two vendors for services rendered. We valued these transaction at $99,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In December 2004, we issue 33,250 shares of common stock to two vendors for services rendered. We valued these transactions at $136,238. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In October-November 2004, we sold 260,000 shares of common stock to two investors for an aggregate of $140,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In March 2005, we issued 101,480 shares of common stock to acquire assets from two persons. We valued these transactions at $281,250. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In March 2005, we sold 28,000 shares of common stock to two investors for an aggregate of $14,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In January-March 2005, we issued 81,616 shares of common stock to 15 employees and vendors for services rendered. We valued these transactions at $191,044. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In May 2005, we issued 87,715 shares of common stock to one investor as a dividends on preferred stock. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In May 2005, we issued 10,012 shares of common stock to one vendor for services rendered. We valued these transactions at $21,126. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In June 2005, we sold 11,000 shares of common stock to one investor for $5,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                During August 2005, we sold a convertible denture and a warrant to Dutchess. Dutchess paid us the gross amount of $1 million when we signed the agreements and Dutchess is obligated to pay us $500,000 upon the filing of this Form S-1. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In August 2002, we issued an aggregate of 4,500,000 options to three employees as compensation. These options had an exercise price of $0.23 per share with an expiration of August 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September 2002, we issued an aggregate of 50,000 options to one vendor for services rendered. These options had an exercise price of $0.28 per share with a pro rata expiration of September 2005, 2006 and 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September-November 2002, we issued an aggregate of 412,500 options to three investors concurrent with purchase of common stock. These options had an exercise price of $0.23 per share with an expiration of June 12, 2003. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September-November 2002, we issued 100,000 options to one investor concurrent with his purchase of common stock. These options had an exercise price of $0.23 per share with an expiration of July 2003. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September-November 2002, we issued 61,321 options to one investor concurrent with his purchase of common stock. These options had an exercise price of $0.23 per share with an expiration of March 2004. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September-November 2002, we issued an aggregate of 412,500 options to three investors concurrent with their simultaneous purchase of common stock. These options had an exercise price of $0.23 per share with a expiration of June 12, 2003. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In December 2002, we issued an aggregate of 250,000 options to one vendor for services rendered. These options had an exercise price of $0.55 per share with an expiration of December 2004. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In June 2003, we issued an aggregate of 150,000 options to one vendor for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2005. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In September 2002, we issued an aggregate of 50,000 options to one vendor for services rendered. These options had an exercise price of $0.28 per share with a pro rata expiration of September 2005, 2006 and 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In July-December 2003, we issued an aggregate of 197,500 options to one vendor for services rendered. These options had an exercise price of $0.25 per share with a pro rata expiration of December 2008. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In December 2003, we issued an aggregate of 2,000,000 options to five vendors for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

                In October 2003- March 2004, we issued an aggregate of 3,534,903 to 102 investors concurrent with purchase of common stock. These options had an exercise price of $2.00 per share with a expirations of October 2006-March 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)

Exhibit Number	Description

1.1	Independent Underwriter Agreement — provided herewith.

3.1	Articles of Incorporation as amended — Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

3.2	By-laws as amended — Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

4.1.1	Form of Common Stock Certificate — provided herewith.

4.1.2	Form of Series A Preferred Stock Certificate — Incorporated by reference to our Form SB-2 and amendments thereto filed February 5, 2000.

4.1.3	Form of Series B Preferred Stock Certificate — Incorporated by reference to our Form 8-K filed June 15, 2001.

4.2	Form of Dutchess convertible debenture (See, Exhibit 10.4).

4.3	Form of Dutchess warrant agreement (See, Exhibit 10.4).

4.4	Dutchess Transaction Documents (See, Exhibit 10.4)

5.1	Opinion re: legality — provided herewith.

10.1	Employment Agreement of Kent Watts — Incorporated by reference to our Form SB-2 filed February 25, 2000.

10.2	Production Sharing Agreement (PSA) — Incorporated by reference to our Form 8-K filed July 28, 2005.

10.3	Farmout Agreement — Incorporated by reference to our Form 8-K filed December 20, 2002.

10.4	Dutchess Transaction documents --- Incorporated by reference to our Form 8-K filed August 18, 2005.

10.5	CFO Agreement — provided herewith.

21.1	Subsidiaries — Incorporated by reference to our Form 10-KSB filed October 17, 2005.

21.2	Subsidiaries recently organized --- provided herewith.

23.1	Consent of Independent Registered Public Accounting Firm— provided herewith.

23.2	Consent of Counsel (see Exhibit 5.1).

99.1	Map of Guinea lease — provided herewith.

99.2	Map of Louisiana leases — provided herewith.

(B)

FINANCIAL STATEMENT SCHEDULES

The financial statement schedules required by this item are set forth in the notes to our financial statements set forth on page 56 and F-1.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ..

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 28, 2005.

HYPERDYNAMICS CORPORATION

October 28, 2005	By: /s/ Kent Watts
Kent Watts
Chairman of the Board,
Director,
Chief Executive Officer and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kent Watts Kent Watts	Chairman of the Board, Director, President Chief Executive Officer and Chief Financial Officer	October 28, 2005

/s/ Harold A. Poling Harold A. Poling	Director	October 28, 2005

/s/ Harry J. Briers Harry J. Briers	Director, Chief Operating Officer and Executive Vice-president	October 28, 2005

/s/ Al Young Al Young Al Young	Director	October 28, 2005